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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AVERION INTERNATIONAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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AVERION INTERNATIONAL CORP.
225 Turnpike Road
Southborough, MA 01772

NOTICE OF
2008 ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

Dear Stockholders,

        I am pleased to invite you to Averion International Corp.'s 2008 Annual Meeting of Stockholders (the "Annual Meeting"). We will host the meeting at our corporate offices at 225 Turnpike Road, Southborough, Massachusetts 01772, on September 4, 2008 at 9:00 a.m. Eastern Time. In addition to covering the formal items on the agenda, we will review the major developments of the past year and answer your questions. As used herein, the term "we," "our," "us," "Company" or "Averion" refer to Averion International Corp., a Delaware corporation, and its subsidiaries.

        This booklet includes the agenda for this year's Annual Meeting and the Proxy Statement (the "Proxy Statement"). The Proxy Statement explains the matters we will discuss at the Annual Meeting and provides general information about us.

        Your vote is very important. Whether or not you plan on attending the Annual Meeting, please complete, date, sign and return the enclosed proxy as soon as possible to ensure your representation at the Annual Meeting. We have provided a postage-paid envelope for your convenience. If you plan on attending the Annual Meeting and prefer to vote in person, you may still do so even if you have already returned your proxy.

        IF YOU ARE A STOCKHOLDER OF RECORD (THAT IS, IF YOUR STOCK IS REGISTERED WITH US IN YOUR OWN NAME), YOU MAY VOTE BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD. PLEASE NOTE, HOWEVER, THAT IF A BROKER, BANK OR OTHER NOMINEE HOLDS YOUR SHARES OF RECORD AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE BROKER, BANK OR OTHER NOMINEE.

        We look forward to seeing you at the Annual Meeting.

Sincerely,

Dr. Markus H. Weissbach Chief Executive Officer

AVERION INTERNATIONAL CORP.
225 Turnpike Road
Southborough, MA 01772

NOTICE OF
2008 ANNUAL MEETING OF STOCKHOLDERS

Date:	September 4, 2008
Time:	9:00 a.m. Eastern Time
Place:	225 Turnpike Road, Southborough, MA 01772

Dear Stockholders,

        At our 2008 Annual Meeting, we will ask you to:

          1.     Elect six (6) directors to serve on our Board of Directors (the "Board") until our 2009 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

          2.     Approve an amendment to our certificate of incorporation, as amended, (the "Certificate"), to increase the number of shares of common stock available for issuance under our Certificate from 750,000,000 shares to 950,000,000 shares;

          3.     Approve an amendment to our Certificate to effect a reverse stock split of all outstanding and authorized shares of our common stock to be declared by our Board at any time prior to September 4, 2009 in a ratio not to exceed seventy five (75) shares to one (1) share, the precise timing and ratio of such reverse stock split to be determined by our Board in its sole discretion;

          4.     Approve an amendment to our 2005 Equity Incentive Plan, as amended, (the "Plan"), to increase the number of shares of common stock available for issuance under the Plan from 100,000,000 to 150,000,000;

          5.     Approve the Company's Cash Incentive Plan;

          6.     Ratify our Audit Committee's selection of Schneider Downs & Co., Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

          7.     Transact any other business that may be properly presented at the Annual Meeting.

        The foregoing items of business are more fully described in the enclosed Proxy Statement.

        All holders of outstanding shares of our stock, as of the close of business on July 22, 2008, are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

By order of the Board of Directors,

Glenn E. Deegan Vice President, General Counsel and Secretary
Southborough, Massachusetts August 1, 2008

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

AVERION INTERNATIONAL CORP.
225 Turnpike Road
Southborough, MA 01772

PROXY STATEMENT
INFORMATION ABOUT THE 2008 ANNUAL MEETING AND VOTING

General

        The enclosed proxy card has been sent to you by our Board, for use at the Annual Meeting to be held on September 4, 2008, at 9:00 a.m. Eastern Time, or at any adjournment or postponement of the meeting, for the purposes stated in this document. The Annual Meeting will be held at our corporate offices at 225 Turnpike Road, Southborough, Massachusetts 01772. This Proxy Statement summarizes the information you will need to know to vote in an informed manner.

Voting Rights, Outstanding Shares and Quorum

        We will begin mailing this Proxy Statement and the accompanying proxy card on or about August 4, 2008 to all stockholders who are entitled to vote. If you are a holder of record of our common stock at the close of business on July 22, 2008 (the "Record Date"), you are entitled to one vote for each share of our common stock you hold. We currently have 750,000,000 shares of common stock authorized for issuance, and as of the Record Date, there were 635,024,122 shares of our common stock, par value $0.001 per share, outstanding.

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of stock entitled to vote are present at the Annual Meeting in person or by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy card or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. The inspectors of election we appoint will tabulate the votes cast in person or by proxy at the Annual Meeting. The inspectors of election will treat proxies marked "withhold" and/or "abstain" as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

        The inspectors of election will separately count "For" and "Against" votes, abstentions and broker non-votes. With respect to the election of directors, stockholders do not affirmatively vote "Against" directors. Instead, if a stockholder does not want to elect a particular director, the stockholder may simply withhold their "For" vote. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

        If your broker holds your shares as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are typically proposals considered routine under the rules of the New York Stock Exchange on which a broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Proposals 1, 2, 3 and 6 are considered discretionary items. Proposals 4 and 5 are considered non-discretionary items.

        You may vote in one of the following ways:

  •
  attend the Annual Meeting and vote in person; or

  •
  complete, sign, date and return the enclosed proxy card.

        We will announce preliminary voting results at the Annual Meeting and publish final voting results in our Quarterly Report on Form 10-Q for the third quarter of 2008.

Solicitation

        We are making this proxy solicitation and will bear the entire cost of soliciting proxies, including preparing, assembling, printing and mailing this Proxy Statement, the proxy card and any additional information furnished to stockholders. This cost is estimated to be approximately $5,000. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our stock beneficially owned by others, to forward to such beneficial owners. We may reimburse persons representing beneficial owners of shares of our stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our Board, officers or other employees. We will not pay our Board or employees any additional compensation for soliciting proxies.

For Shares Registered in the Name of a Broker or Bank

        Most beneficial owners whose stock is held in street name receive instructions for voting their shares from their bank, broker or other agent, rather than from our proxy card.

Revocability of Proxies

        Once you have submitted your proxy by mail, you may revoke it at any time before we exercise it at the Annual Meeting. You may revoke your proxy by any one of the following three ways:

  •
  you may mail another proxy marked with a later date;

  •
  you may notify our Secretary in writing that you wish to revoke your proxy before the Annual Meeting takes place; or

  •
  you may vote in person at the Annual Meeting. Please note that attendance at the meeting will not, by itself, revoke a proxy.

 PROPOSAL 1

ELECTION OF DIRECTORS

Description of our Current Board

        Pursuant to a resolution adopted by our Board in accordance with our bylaws, our Board shall consist of seven (7) directors. Our current Board has seven (7) directors.

        The term of office of our seven (7) current directors expires at this Annual Meeting and the nominees are subject to a vote as proposed below. The current members of our Board are listed in the table below.

NAME OF DIRECTOR	AGE	POSITION WITH AVERION	DIRECTOR SINCE
Michael Falk	46	Chairman of the Board of Directors	November, 2005
Dr. Philip T. Lavin	61	Executive Chairman, Director	July, 2006
Fred Sancilio	58	Vice Chairman of the Board of Directors	March, 2006
Cecilio M. Rodriguez	48	Director	November, 2005
Robert D. Tucker	75	Director	December, 2005
Alastair McEwan	52	Director	February, 2006
James Powers	56	Director	September, 2007

Nominees for Election as Directors

        Six (6) of our current seven (7) directors have been nominated by our Board for re-election as a director at the Annual Meeting. Fred Sancilio, currently a member of our Board, is not standing for reelection at the Annual Meeting citing other professional commitments which will prevent him from devoting sufficient time to our Company. There are no disagreements between us and Dr. Sancilio. The one (1) vacant seat on our Board will be held open to allow us additional time to search for and provide input into the selection of a new independent director to fill the vacancy.

        Each director elected at the Annual Meeting will serve for a term expiring at the Company's 2009 Annual Meeting or when his successor has been duly elected and qualified. The Board has no reason to believe that any nominee will refuse or be unable to accept election; however, in the event that any nominee is unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for the remaining nominees, if any, and for such other person(s) as may be designated by the Board.

        Below is information with respect to each nominee for election.

  Michael Falk

        Mr. Falk has served as a director since November 2005. Mr. Falk is currently Managing Partner of ComVest Investment Partners II LLC ("ComVest"). In 1988, Mr. Falk co-founded Commonwealth Associates, L.P. ("Commonwealth"), ComVest's predecessor. Commonwealth is an affiliated New York City-based investment bank whose primary business has been private equity investments led by the principals and partners of Commonwealth and ComVest. From 1995 to 2002, Mr. Falk was Chairman and CEO of Commonwealth. From 2002 to the present, Mr. Falk has served as Chairman of ComVest Group Holdings ("CGH"), and is a board member of Catalyst International, Allegiant Airlines and The CARE Fund. Mr. Falk has extensive experience successfully investing in, restructuring and recapitalizing growth companies, many of which have created significant equity valuations and/or have been acquired. Mr. Falk holds a B.A. degree in Economics from Queens College and attended the Stanford University Executive Program for Smaller Companies. Mr. Falk is not "independent" pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards because Mr. Falk is an affiliate of ComVest and ComVest Advisors LLC, both of which have received advisory or other compensatory fees in connection with the sale of our senior secured convertible promissory notes and financial advisory services provided to the Company, respectively. Mr. Falk was originally elected to the Board as a designee of the holders of a majority in interest of our Series D Convertible Preferred Stock which were automatically converted into 235,714,214 shares of our common stock on November 28, 2006 (the "Series D Preferred").

  Dr. Philip T. Lavin

        Dr. Lavin has served as a director and an officer since July 2006. Dr. Lavin has served as our Executive Chairman since October 2007 and served as our Chief Executive Officer from July 2006 to October 2007. Dr. Lavin was the founder of Averion Inc. and from 1983 to July 2006 was the Chief Executive Officer and President of Averion Inc. Since 1977, Dr. Lavin has held faculty appointments at the Harvard School of Public Health and Harvard School of Medicine. Dr. Lavin received his PhD in Applied Mathematics at Brown University in Providence, Rhode Island in 1972. Dr. Lavin is not "independent" pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards because Dr. Lavin is currently employed as our Executive Chairman.

  Cecilio M. Rodriguez

        Mr. Rodriguez has served as a director since November 2005. Mr. Rodriguez has served as the Chief Financial Officer of CGH and various related investment partnerships since May 2004. From October 2000 to May 2004, Mr. Rodriguez was Senior Vice President and Corporate Controller of Jet Aviation International, a multinational aviation services corporation. Mr. Rodriguez is not "independent" pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards because Mr. Rodriguez is an affiliate of ComVest and ComVest Advisors LLC, both of which have received advisory or other compensatory fees in connection with the sale of our senior secured convertible promissory notes and financial advisory services provided to the Company, respectively. Mr. Rodriguez also serves on the Board of Commonwealth's general partner. Mr. Rodriguez was originally elected to the Board as a designee of the holders of a majority in interest of the Series D Preferred.

  Robert D. Tucker

        Mr. Tucker has served as a director since December 2005. Mr. Tucker is the Chairman and Chief Executive Officer of MBC Direct, LLC, a financial card services company he founded in 2002. Mr. Tucker also acts as Chairman and Chief Executive Officer of Throwleigh Technologies, LLC, a plasma research company he co-founded in 1995. In 1997, Mr. Tucker co-founded Specialty Surgicenters, Inc. for whom he served as Chairman and Chief Executive Officer until 2001 and also as a member of the board of directors until 2004 when the business was acquired. Mr. Tucker was a member of the board of directors of Horizon Medical Products, Inc. from 2001 until its merger with RITA Medical Systems ("RITA") in 2004. Mr. Tucker resigned from the RITA board of directors in late 2005. Mr. Tucker is a graduate of Georgia State University. Mr. Tucker is "independent" pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. Mr. Tucker was originally elected to the Board as a designee of the holders of a majority in interest of the Series D Preferred.

  Alastair McEwan

        Mr. McEwan has served as a director since February 2006 and served as our interim Chief Executive Officer from May to July 2006. Mr. McEwan is currently the Chairman of Cornerstone BioPharma and has served as a member of the board of directors of Cornerstone BioPharma since 2005. From 2002 to 2004, Mr. McEwan was President, Global Clinical, of Inveresk with responsibilities for all aspects of its global clinical trials division. From 1999 to 2004, Mr. McEwan was a Group Executive Vice President and a member of the Group Executive Board of Inveresk which oversaw the group's operational performance and set all aspects of its strategic direction. Mr. McEwan is a graduate of the University of Edinburgh and a member of the Institute of Chartered Accountants of Scotland. Mr. McEwan is not "independent" pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards because Mr. McEwan has been employed as an officer of the Company within the last three (3) years. Mr. McEwan was originally elected to the Board as a designee of the holders of a majority in interest of the Series D Preferred.

  James Powers

        Mr. Powers has served as a director since September 2007. He currently serves as an independent business strategy consultant, focusing on the pharmaceutical and medical device services industries. Previously, he held various management positions during his 18-year tenure at global CRO leader PRA International Inc. Most recently at PRA, Mr. Powers served for 10 years as Executive Vice President, Worldwide Business Development, responsible for sales, marketing, proposal development and customer contracts. In this capacity, he was instrumental in growing PRA from a niche data management services provider to a full-service CRO with sales of $450 million. He also helped PRA launch and achieve a leadership position in oncology clinical development and was actively involved in eight global acquisitions. Prior to that, while serving as President, North American Operations, Mr. Powers supported international expansion of PRA's operations and customer base. From 1985 to 1988, Mr. Powers was Vice President at University Technology Corporation, where he identified and led medical technology start-up businesses. Mr. Powers serves as a director for several pharmaceutical services companies and advisor for venture capital firms and medical research programs at the University of Virginia. Mr. Powers holds a bachelor of science in administration and management science from Carnegie Mellon University. Mr. Powers is "independent" pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

OUR BOARD RECOMMENDS A VOTE IN FAVOR OF EACH OF THE NOMINEES NAMED ABOVE

Directors Not Standing for Re-Election

        The following individual currently serves as a director of our Company and served as a director during the fiscal year ended December 31, 2007, but will not stand for re-election as a director of our Company:

  Fred Sancilio

        Mr. Sancilio has served as a director since March 2006. From 2004 to the present, Mr. Sancilio has been the Chief Executive Officer of Sancilio and Company, Inc., an entity established to explore pharmaceutical development opportunities in Asia and South America. From 2002 to 2004, Mr. Sancilio served as a member of the board of directors of aaiPharma, Inc., a full service contract research organization and specialty pharmaceutical company. From 1977 to 2002, Mr. Sancilio was the Chief Executive Officer of aaiPharma, Inc. He retired from this position in 2002 and in 2004 again served briefly as the interim Chief Executive Officer of aaiPharma, Inc. (subsequent to Mr. Sancilio's departure from aaiPharma, Inc. in September 2004, aaiPharma, Inc. filed for Chapter 11 reorganization in May 2005). Mr. Sancilio earned a B.A., M.S. and Ph.D. in Analytical Chemistry from Rutgers, The State University of New Jersey. Mr. Sancilio is not "independent" pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards because Mr. Sancilio has been compensated in an amount in excess of $60,000 related to the performance of consulting services for us. Mr. Sancilio was originally elected to the Board as a designee of the holders of a majority in interest of the Series D Preferred.

 CORPORATE GOVERNANCE

Board Meetings

        During the fiscal year ended December 31, 2007, our Board held eight (8) meetings. During the 2007 fiscal year, no director attended fewer than seventy five percent (75%) of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member.

Director Nominations

        Our Board does not have a formal policy or a nominating committee that determines consideration of director candidates for our Board. Our Board feels that it is appropriate not to have such a formal policy or committee because of the small size of our Board and the limited function of such a committee.

        Each member of our Board participates in the consideration of nominees for our Board. Mr. Tucker and Mr. Powers are independent pursuant to the definition of independence set forth in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. None of the other members of our Board are independent pursuant to such definition.

        In evaluating potential candidates for membership on our Board, our Board may consider such factors as it deems appropriate. These factors may include, but are not limited to, judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to our Board and any committees of our Board. While our Board has not established any specific minimum qualifications for director nominees, our Board believes that demonstrated leadership, as well as significant years of service, in an area of endeavor such as business, law, public service, related industry or academia, are desirable qualifications for service as a director of our Company.

Board Committees

        Our Board has three (3) committees: an Audit Committee (the "Audit Committee"), a Compensation Committee (the "Compensation Committee") and an Executive Committee (the "Executive Committee"). Below is a description of each committee. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

        Our Board established an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and adopted an Audit Committee Charter in October 2005. Our Audit Committee Charter is posted online at our website at www.averionintl.com, under the heading "Corporate Governance." The Audit Committee advises and makes recommendations to the Board concerning our internal controls, our independent auditors and other matters relating to our financial activities and reporting.

        The Audit Committee is comprised of a total of three (3) directors: Cecilio Rodriguez, Fred Sancilio and Alastair McEwan. Our Board has determined that Mr. Rodriguez is our Audit Committee financial expert. Messrs. Rodriguez, McEwan and Sancilio are not "independent" pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. Mr. Sancilio resigned as a member of our Audit Committee effective as of August 1, 2008.

        The Audit Committee held nine (9) meetings during the 2007 fiscal year.

Compensation Committee

        Our Board established a Compensation Committee and adopted a Compensation Committee Charter in October 2005. Our Compensation Committee Charter is available online at our website at www.averionintl.com, under the heading "Corporate Governance." The Compensation Committee is currently comprised of three (3) directors: Michael Falk, Robert Tucker and Cecilio Rodriguez. Mr. Tucker is "independent," and Messrs. Falk and Rodriguez are not "independent," pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

        The Compensation Committee determines the compensation of our Chief Executive Officer and advises and makes recommendations to the Board concerning the compensation of officers and senior management. The Compensation Committee performs its duties by reviewing and approving corporate goals and objectives relevant to the compensation of our officers and senior management. The Compensation Committee then evaluates the performances of our officers and senior management based on the goals and objectives that the Compensation Committee has set for each individual and then uses such evaluations in making its compensation recommendations to our Board.

        The Compensation Committee held five (5) meetings during the 2007 fiscal year.

Executive Committee

        Our Board established an Executive Committee in September 2006. The Executive Committee implements the policy decisions of the Board and facilitates fundraising efforts, management recruiting and evaluates potential acquisition candidates. The Executive Committee is currently comprised of four (4) directors: Michael Falk, Fred Sancilio, Alastair McEwan and Dr. Philip Lavin. Mr. McEwan is the Chair of the Executive Committee.

        The Executive Committee held two (2) meetings during fiscal year 2007.

Code of Ethics

        Our Board has adopted a Code of Business Conduct and Ethics related to and governing the conduct of all the Company's officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.averionintl.com, under the heading "Corporate Governance."

Attendance of Directors at Annual Meetings of Stockholders

        We encourage each of our directors to attend each annual meeting of stockholders. All of our current directors who were directors as of the 2007 Annual Meeting of Stockholders (the "2007 Annual Meeting") attended the 2007 Annual Meeting.

Communications with the Board of Directors

        Stockholders who wish to communicate with members of our Board may send correspondence to them in care of: Averion International Corp., General Counsel and Secretary, 225 Turnpike Road, Southborough, Massachusetts 01772.

 MANAGEMENT

        As of July 22, 2008, the following persons were executive officers of our Company:

NAME	POSITION	AGE
Dr. Philip T. Lavin	Executive Chairman	61
Dr. Markus Weissbach	Chief Executive Officer	53
Lawrence R. Hoffman	Chief Financial Officer	53
Dr. Gene Resnick	Chief Medical Officer	59
Dr. John Shillingford	Executive Vice President, Clinical Operations	58
Abdallah Ennaji	Executive Vice President, Data Management and Statistics	48
Glenn Deegan	Vice President and General Counsel	41

Background

  Dr. Philip T. Lavin

        The background of Dr. Lavin is summarized above. Dr. Lavin resigned as our CEO and was reappointed as our Executive Chairman on October 31, 2007, following the acquisition of Hesperion Ltd.

  Markus Weissbach, M.D., Ph.D.

        Effective October 31, 2007, Dr. Markus Weissbach, former Chief Executive Officer of Hesperion, was appointed as our Chief Executive Officer. From October 2006 until October 2007, Dr. Weissbach served as President and Chief Executive Officer of Hesperion, an international contract research organization with therapeutic expertise in cardiology and oncology. From October 2004 until September 2006, Dr. Weissbach served as Hesperion's Chief Operating Officer. Prior to that, from July 2003 to September 2004, Dr. Weissbach served as Founder and Managing Director of EHCOR Consult GmbH, a consulting firm providing advice to small to medium sized companies in the health care sector. Previously, from 1996 to 2003, Dr. Weissbach held various positions at ICON plc, a global contract research organization with operations in more than 30 countries, including serving as President, ICON Europe. Dr. Weissbach was the head of the Cardiovascular department of Takeda Euro R&D center from 1994 to 1996 and the Associate Director of Clinical Cardiology/Nephrology at BASF Pharmaceuticals from 1990 to 1994. Dr. Weissbach received his degree in medicine from the University of Freiburg in 1982.

  Lawrence R. Hoffman

        Effective May 12, 2008, Lawrence R. Hoffman was appointed as our Chief Financial Officer (CFO). For the past four years, from July 2004 to May 2008, Mr. Hoffman served as Executive Vice President, General Counsel, Secretary and Chief Financial Officer at Encorium Group (formerly Covalent Group, Inc.), a publicly traded contract research organization. From January 2003 to July 2004, Mr. Hoffman was an independent financial consultant. From July 2000 to January 2003, he was Vice President and Chief Financial Officer of Cytogen Corporation, a publicly traded biopharmaceutical company. From April 1998 to July 2000, Mr. Hoffman was Vice President and Chief Financial Officer of the Liposome Company, a publicly traded biopharmaceutical company which was sold to Elan PLC in May 2000. Mr. Hoffman is a certified public accountant and attorney with a J.D. from Temple University School of Law, and an LLM (Taxation) from Villanova University School of Law. He received his B.S. with a major in accounting from LaSalle University.

  Dr. Gene Resnick

        Dr. Resnick has served as our Chief Medical Officer since July 2006. From November 2005 through July 2006, Dr. Resnick served as our Senior Vice President and President of the Millennix Division. From 1997 through November 2005, Dr. Resnick served as President and Chief Executive Officer of Millennix Inc. ("Millennix"), a Contract Research Organization specializing in oncology, immunology, gene therapy, vaccines, complex infectious diseases, metabolic disease and other chronic indications. Dr. Resnick received his Bachelor of Science degree from Cornell University and his medical degree from Cornell University Medical College.

  Dr. John Shillingford

        Dr. Shillingford has served as our Executive Vice President, Clinical Operations since October 2007. Previously, from June 2006 through October 2007, he served as the President of Averion Europe. From January 2003 through May 2006, Dr. Shillingford served as Managing Director and Vice President Clinical Operations of IMFORM GmbH, a full service European Clinical Research Organization. Prior to that, from 1995 through December 2002, Dr. Shillingford served in various positions at Pharmaceutical Research Associates International and affiliated entities. Dr. Shillingford holds both a B.Sc. in Biochemistry and a Ph.D. in Biochemical Pharmacology from the University of Surrey, UK.

  Abdallah Ennaji

        Mr. Ennaji joined Averion through the acquisition of Hesperion AG and has served as our Executive Vice President, Data Management and Statistics since October 2007. Prior to that, from January 2001 to October 2007, Mr. Ennaji served as Hesperion's Chief Operating Officer and previously as the Head of Data Management and Statistics. Prior to joining Hesperion, from 1996 to December 2000, Mr. Ennaji served as regional head of Biostatistics and as senior Biostatistician of a global CRO. Mr. Ennaji has an MSc in Statistics and an MSc in Informatics and Data Processing.

  Glenn Deegan

        Mr. Deegan has served as our Vice President, General Counsel and Secretary since March 2007. From July 2003 until March 2007, Mr. Deegan served as Vice President, General Counsel and Secretary of MacroChem Corporation ("MacroChem"), where he was responsible for all company legal matters. From June 2001 until July 2003, Mr. Deegan served as MacroChem's Director of Legal Affairs and as General Counsel and Secretary. Prior to that, from 1999 to 2001, he served as Assistant General Counsel of Summit Technology, Inc. Earlier in his career, Mr. Deegan was engaged in the private practice of law in Boston at Holland & Knight LLP from 1997 to 1999 and at Nutter, McClennen & Fish, LLP from 1993 to 1997. Mr. Deegan also served as law clerk to the Honorable Francis J. Boyle in the United States District Court for the District of Rhode Island from 1992 to 1993. Mr. Deegan holds a B.S. from Providence College and a J.D. from Boston College.

Former Officers

        The following individuals served as officers of our Company during the fiscal year ended December 31, 2007, but no longer serve as officers of our Company:

  Christopher Codeanne

        Mr. Codeanne had served as our Chief Financial Officer ("CFO") since December 2006. Mr. Codeanne resigned as our Chief Financial Officer effective April 25, 2008. Mr. Codeanne has over sixteen years of accounting and finance experience. Prior to being appointed as our CFO, from 2002 through July 2006, Mr. Codeanne was the Chief Financial Officer of SCIREX Corporation LLC

("SCIREX"), now Premier Research Group plc., where he was responsible for all finance, treasury, accounting, human resources, information technology, risk management and facilities management. From 1999 to 2002, Mr. Codeanne was Director of Finance of SCIREX. SCIREX was an international, full-service clinical research organization with over 450 employees. Mr. Codeanne obtained an MBA from the University of Connecticut and a Bachelor's degree in Accounting from Fairfield University. Mr. Codeanne is also a member of the American Institute of Certified Public Accountants, Connecticut Society of Certified Public Accountants and Financial Executives International.

  Faith Kolb

        Ms. Kolb had served as our Chief Technical Officer since August 2006. Ms. Kolb resigned as our Chief Technical Officer effective November 2007. From 2003 through August 2006, Ms. Kolb served as our Director Clinical Data Services and Senior Director Clinical Data Services. Prior to joining Averion, from 1989 through 2003, Ms. Kolb served in various positions, including Director Clinical IT, at Parexel International, a global Clinical Research Organization. Ms. Kolb holds a Bachelor of Arts degree from Clark University.

 PROPOSAL 2

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE

        Our Board has adopted, subject to stockholder approval, an amendment to Paragraph IV(A) of our Certificate to increase the number of authorized shares of common stock from 750,000,000 shares to 950,000,000 shares (the "Certificate Amendment"). This summary is qualified in its entirety by reference to the full text of the Certificate Amendment, a copy of which is attached as Appendix A to this Proxy Statement.

        Pursuant to our Certificate, we are presently authorized to issue 750,000,000 shares of common stock. We currently have 635,024,122 shares of common stock outstanding. In addition, as of July 21, 2008, if all shares of our common stock currently reserved for issuance upon the exercise of outstanding warrants and options were issued, the total number of shares of our common stock outstanding would be 703,766,288 shares. As a result and for the reasons described below, on July 11, 2008, our Board approved an amendment to our Certificate providing for an increase in the authorized number of shares of our common stock from 750,000,000 shares to 950,000,000 shares.

        Our Board has deemed that it is in our best interests and in the best interests of our stockholders that we have available additional authorized shares of common stock to: (i) accommodate the exercise of all outstanding options and warrants, (ii) enable possible future public and/or private offerings of our common stock, (iii) enable potential acquisitions, (iv) enable the ability to declare and issue stock dividends, and (v) enable personnel recruitment and retention through the grant of equity incentives.

        Please be advised that at this time we do not have any plan, commitment, arrangement, understanding or agreement, either written or oral, to issue any such shares of additional authorized common stock in any of the foregoing transactions or otherwise. However, the additional shares of common stock would be available for issuance by action of our Board without the need for further action by our stockholders, unless stockholder action is specifically required by applicable law or the rules of any stock exchange on which our securities may then be listed.

        Our proposed increase in the authorized number of shares of our common stock could have a number of effects on our stockholders depending upon the exact nature and circumstances of any actual issuance of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of us more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of us. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

        In addition, an issuance of additional shares by us could have an effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of our outstanding shares of our common stock caused by the issuance of the additional authorized shares of our common stock would dilute the earnings per share and book value per share of all of our outstanding shares of our common stock. If such factors were reflected in the price per share of our common stock, the potential realizable value of a stockholder's investment could be adversely affected.

        Further, under applicable laws of the State of Delaware, our stockholders will have no pre-emptive rights with respect to the issuance of such additional shares of our common stock.

        Stockholders who hold shares of our common stock are entitled to one vote for each share of common stock they hold, to notice of any stockholders' meeting in accordance with our bylaws and to vote upon such matters as may be provided by law. Subject to the prior rights of holders of all classes of stock at the time outstanding who may have prior rights as to dividends, stockholders holding shares of our common stock are entitled to receive such dividends as may be declared by our Board from time to time. We have no current plans to declare any such dividends.

        We require the affirmative vote of the holders of a majority of our outstanding shares of stock present in person or represented by proxy and entitled to vote at the Annual Meeting to approve the Certificate Amendment. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

OUR BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

 PROPOSAL 3

APPROVAL OF THE REVERSE STOCK SPLIT

        Our Board has determined that it is in our best interests and the best interests of our stockholders to approve a reverse stock split of (i) all outstanding shares of our common stock; (ii) all authorized but unissued shares of our common stock; and (iii) all shares of our common stock held in treasury, and that our Board be authorized to declare such reverse stock split at any time prior to September 4, 2009 based upon an exchange ratio not to exceed seventy five (75) shares to one (1) share, with the precise ratio and timing of such reverse stock split to be determined by our Board in its discretion (the "Reverse Split").

Reasons for and Consequences of the Reverse Split

        The Reverse Split may result in an increase in the trading price of our common stock and could therefore create greater investor interest in our common stock and possibly enhance the marketability of our common stock to the financial market. However, although the Reverse Split may increase the market price of our common stock, the actual effect of the Reverse Split on our market price cannot be predicted. The market price of our common stock may not rise in proportion to the reduction in the number of shares outstanding as a result of the Reverse Split. Further, we do not know if the Reverse Split will lead to a sustained increase in the market price of our common stock. The market price of our common stock could also change as a result of other unrelated factors, including our operating performance and other factors related to our business as well as general market conditions.

        The Reverse Split will affect all of the holders of our common stock uniformly and will not affect any stockholder's percentage ownership interest in us or proportionate voting power, except for minor changes that will result from the rounding of fractional shares, as discussed below.

        The Reverse Split will uniformly affect (i) all issued and outstanding shares of our common stock, (ii) all outstanding warrants and options to purchase shares of our common stock, and (iii) all shares of our common stock held in treasury. In addition, at the effective time of the Reverse Split, the number of authorized but unissued shares of our common stock will be reduced proportionately based on the Reverse Split ratio.

        To help you understand how the Reverse Split will affect: (i) our outstanding common stock, (ii) the shares of common stock we have reserved for issuance upon exercise of warrants and options, and (iii) our authorized but unissued and unreserved common stock, we have summarized three (3) potential Reverse Split scenarios below. The following scenarios assume that our Certificate Amendment will have been filed at the time of the Reverse Split and that at the time of the Reverse Split, we will have: (i) 635,024,122 shares of common stock issued and outstanding, (ii) 68,742,166 shares of common stock reserved for issuance upon exercise of outstanding warrants and options, and (iii) 246,233,712 shares of authorized common stock unreserved and unissued. We currently have no shares of common stock held in treasury.

        If the Board were to effect the Reverse Split at a ratio of twenty five (25) to one (1), immediately after the effective date of such Reverse Split, we would have 25,400,964 shares of common stock issued and outstanding, 2,749,686 shares of common stock reserved for issuance upon exercise of outstanding warrants and options, and 9,849,348 shares of authorized but unreserved and unissued common stock.

        If the Board were to effect the Reverse Split at a ratio of fifty (50) to (1), immediately after the effective date of such Reverse Split, we would have 12,700,482 shares of common stock issued and outstanding, 1,374,843 shares of common stock reserved for issuance upon exercise of outstanding warrants and options, and 4,924,674 shares of authorized but unreserved and unissued common stock.

        If the Board were to effect the Reverse Split at a ratio of seventy five (75) to one (1), immediately after the effective date of such Reverse Split, we would have 8,466,988 shares of common stock issued and outstanding, 916,562 shares of common stock reserved for issuance upon exercise of outstanding warrants and options, and 3,283,116 shares of authorized but unreserved and unissued common stock.

Fractional Shares

        No fractional shares will be issued in connection with the Reverse Split. Stockholders who would otherwise be entitled to receive fractional shares because they hold a number of shares that is not evenly divisible by the Reverse Split ratio selected by the Board will receive one (1) additional share of our common stock in lieu of such fractional share.

Registered and Beneficial Stockholders

        Upon a Reverse Split, we intend to treat stockholders holding our common stock in "street name," through a bank, broker, or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our common stock in "street name." However, these banks, brokers, or other nominees may have different procedures than registered stockholders for processing the Reverse Split. If you hold your shares with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your nominee.

Accounting Matters

        The Reverse Split will not affect the par value of our common stock. As a result, as of the effective time of the Reverse Split, the stated capital attributable to the common stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio selected by our Board, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our common stock will be restated because there will be fewer shares of our common stock outstanding.

Procedure for Effecting the Reverse Split

        If the Board decides to declare and implement the Reverse Split, it must do so prior to September 4, 2009. If it does so in a timely manner, we will promptly file a Certificate of Amendment to our Certificate with the Secretary of State of the State of Delaware, in the form attached hereto as Appendix B, to amend the Certificate with a provision effecting the Reverse Split. The Reverse Split will become effective at such time as the Certificate of Amendment effecting the Reverse Split is accepted and approved by the Secretary of State of the State of Delaware (the "Reverse Split Effective Date").

        The Reverse Split will take place on the Reverse Split Effective Date without any further action on the part of our stockholders. Beginning on the Reverse Split Effective Date, each certificate representing pre-Reverse Split shares will be deemed, for all corporate purposes, to evidence ownership of post-Reverse Split shares.

        As soon as practicable after the Reverse Split Effective Date, each holder of an outstanding certificate representing pre-Reverse Split shares will receive from the Company's transfer agent (the "Exchange Agent") instructions for the surrender of such certificate to the Exchange Agent. The instructions will include a letter of transmittal to be completed and returned to the Exchange Agent with such certificate. As soon as practicable after the surrender to the Exchange Agent of any certificate which represented pre-Reverse Split shares, together with a duly executed letter of transmittal and any other documents the Exchange Agent may specify, the Exchange Agent shall deliver to the person in whose name such certificate has been issued, a certificate representing the post-Reverse Split shares into which the pre-Reverse Split shares represented by the surrendered certificate shall have been reclassified. Stockholders should not submit any certificates until requested to do so.

No Appraisal Rights

        Under the Delaware General Corporation Law, our stockholders will not be entitled to appraisal rights in connection with the Reverse Split. Furthermore, we do not intend to independently provide stockholders with any such rights.

Federal Income Tax Consequences of the Reverse Split

        The following is a summary of the material United States federal income tax consequences of the Reverse Split for a United States holder of our capital stock, does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-Reverse Split shares were, and the post-Reverse Split shares will be, held as a "capital asset," as defined in the United States Internal Revenue Code (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the Reverse Split. As used herein, the term "United States holder" means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

        No taxable gain or loss should be recognized by us in connection with the Reverse Split. Except as explained in the following sentence: (i) no gain or loss should be recognized by a stockholder upon such stockholder's exchange of pre-Reverse Split shares for post-Reverse Split shares pursuant to the Reverse Split, (ii) the aggregate tax basis of the post-Reverse Split shares received in the Reverse Split will be the same as the stockholder's aggregate tax basis in the pre-Reverse Split shares exchanged therefore and (iii) the stockholder's holding period for the post-Reverse Split shares will include the period during which the stockholder held the pre-Reverse Split shares surrendered in the Reverse Split. Notwithstanding the foregoing, the federal income tax treatment of the receipt of an additional share of our common stock in lieu of a fractional share is not clear and may result in tax liability not material in amount in view of the low value of the fractional interest.

        Our views regarding the tax consequences of the Reverse Split are not binding on the Internal Revenue Service or the courts. Furthermore, the state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the state in which such stockholder resides.

        ACCORDINGLY, WE URGE EACH STOCKHOLDER TO CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE SPLIT.

  Voting

        We require the affirmative vote of the holders of a majority of the outstanding shares of stock present in person or represented by proxy and entitled to vote at the Annual Meeting to approve the Reverse Split. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

OUR BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3

 PROPOSAL 4

APPROVAL OF AMENDMENT TO THE 2005 EQUITY INCENTIVE PLAN

        Our stockholders are being asked to approve an amendment to our 2005 Equity Incentive Plan, as amended (the "Plan") to increase the maximum number of shares that have been reserved for issuance under the Plan from 100,000,000 to 150,000,000.

        As of the record date, there were outstanding options to purchase 65,451,500 shares of our common stock and 34,548,500 shares remained available for grant. The benefits or amounts that will be granted in the future under the Plan are not determinable. On July 11, 2008, our Board voted, subject to stockholder approval, to increase the number of shares of our common stock reserved for issuance under the Plan by 50,000,000 shares resulting in a total amount of 84,548,500 shares available for grant as of the record date. Our Board believes that equity awards are and will continue to be an important part of employee compensation and that this increase is necessary both to attract new personnel as the Company grows and to retain existing personnel.

        The principal features of the Plan are summarized below. Such summary is qualified in its entirety by reference to the full text of the Plan, a copy of which, as so amended, is attached as Appendix C to this Proxy Statement. The Plan was initially adopted by our Board on April 29, 2005, became effective, after being approved by our stockholders on September 26, 2005, and was subsequently amended and restated and approved by our stockholders on December 1, 2005, June 15, 2006, August 14, 2006 and May 23, 2007.

Description of the Amended 2005 Equity Incentive Plan

Terms and Conditions of the Plan

        We believe that our ability to award incentive compensation based on equity in our Company is critical to our success in remaining competitive and attracting, motivating and retaining key personnel. The efforts and skill of our employees and other personnel who provide services to us generate much of the growth and success of our business. We believe that a broad-based equity incentive program will help us to be highly successful in motivating and rewarding the efforts of our employees and other valuable personnel. By giving our employees, consultants and directors an opportunity to share in the growth of our equity, we will be aligning their interests with those of our stockholders. Our employees, consultants and directors understand that their stake in our Company will have value only if, working together, we create value for our stockholders. We anticipate that awards under our Plan will generally vest over a period of four years at a rate of twenty-five percent (25%) per year on each anniversary of the date of grant until fully vested, giving the recipient an additional incentive to provide services over a number of years and build on past performance. However, individual vesting schedules will be determined at the discretion of our Board. We believe that, if approved, the Plan will continue to help us to build a team of high achievers who have demonstrated long-term dedication and productivity and who, in turn, help us to attract like-minded individuals to our Company.

        The Plan allows for the grant of stock options, restricted stock awards and stock bonuses (collectively, the "Stock Awards"). Subject to the terms of the Plan, the Compensation Committee will determine the terms and conditions of the Stock Awards, including the times when Stock Awards vest or become payable and the effect of certain events such as termination of employment. Each grant of a Stock Award will be evidenced by an award agreement.

  Number of Shares

        Under the Plan, as amended, 150,000,000 shares of our common stock are reserved for issuance as Stock Awards. Any shares that are represented by Stock Awards under the Plan that expire or otherwise terminate without being exercised in full will again be available for Stock Awards under the

Plan. As of July 21, 2008, we had granted options to purchase 65,451,500 shares of our common stock. Therefore, we currently have 34,548,500 shares remaining available under the Plan. If this Proposal #4 is approved by our stockholders, then we will have 84,548,500 shares available for issuance under the Plan.

        The Plan imposes the following additional maximum limitations:

  •
  The number of shares of common stock issuable upon exercise of all outstanding Stock Awards, together with the total number of shares of common stock provided for under any other stock bonus or similar plan, may not exceed the limitations set forth in Title 10 of the California Code of Regulations, if applicable.

  •
  No eligible person may be granted any Stock Awards for more than 20,000,000 shares of our common stock, in the aggregate in any calendar year.

  •
  The aggregate fair market value (determined at the time of grant) of common stock with respect to which incentive stock options are exercisable for the first time by any participant during any calendar year under all our equity compensation plans and those of our affiliates (including the Plan) may not exceed $100,000.

  •
  The number of shares reserved for issuance under the Plan are subject to adjustment to reflect certain potential subsequent changes to our capital structure, such as stock splits, stock dividends and recapitalizations.

  Administration

        The Plan will be administered by our Compensation Committee (the "Committee") which has been delegated such responsibility by our Board in accordance with the procedures set forth in our bylaws and the Plan. The Committee will consist of at least two (2) directors who qualify as "outside directors" within the meaning of Section 162(m) of the Code. Upon delegation of authority by the Board, the Committee will have full power to administer the Plan and the decisions of the Committee will be final and binding upon all participants.

  Eligibility

        The selection of the participants in the Plan will generally be determined by the Committee. Employees, including those who are our officers or directors, or officers or directors of our subsidiaries and affiliates, are eligible to be selected to receive Stock Awards under the Plan. In addition, non-employee service providers, including directors, and employees of unaffiliated entities that provide bona fide services to us as consultants are eligible to be selected to receive Stock Awards under the Plan. Members of our Board, including members of the Committee, are eligible for and are expected to receive grants of Stock Awards under the Plan for their services as directors.

  Types of Awards

Stock Options.    The Committee may grant either incentive stock options intended to qualify as such under Section 422 of the Code, or options not intended to so qualify ("non-statutory stock options"). All options granted under the Plan must have an exercise price that is not less than the fair market value of our common stock underlying the option on the date of grant. The closing price per share of our common stock as of July 21, 2008, as reported on the Over-the-Counter Bulletin Board, was $0.07. No stock option granted under the Plan may have a term longer than ten (10) years. All or part of any option award may be subject to conditions and restrictions, which the Committee will specify. The exercise price of stock options may be paid, to the extent permitted by applicable laws and regulations, (i) in cash; (ii) by tendering shares of our common stock that have been held by the optionee for at least six (6) months; or (iii) pursuant to a "cashless exercise" program developed under Regulation T promulgated by the Federal Reserve Board.

         Restricted Stock Awards.    The Committee may grant awards of restricted common stock ("Restricted Stock Awards") for a purchase price not less than the fair market value of our common stock underlying the Restricted Stock Award on the date such award is made. All or part of any Restricted Stock Award may be subject to conditions and restrictions, which the Committee will specify.

         Stock Bonus Awards.    The Committee may grant stock bonus awards ("Stock Bonus Awards"), which are awards of our common stock in consideration for past services actually rendered to us or a parent or subsidiary. All or part of any Stock Bonus Award may be subject to conditions and restrictions, which the Committee will specify.

  Performance Goals

        The Committee may select from among the following performance goals with respect to the Company for Stock Awards to the extent needed for such awards to qualify as performance based compensation under Section 162(m) of the Code:

Net earnings (determined either before or after interest, taxes, depreciation and amortization)	Gross or net profit margin
Economic value-added	Productivity
Gross or net sales	Expense
Gross or net revenues	Margins
Net income (determined either before or after taxes)	Operating efficiency
Operating income or earnings	Cost reductions or savings
Operating margin	Funds from operations
Cash flow (including, but not limited to, operating cash flow and free cash flow)	Client satisfaction
Return on capital	Working capital
Return on net assets	Earnings per share
Return on stockholders' equity	Price per share of Common Stock
Return on assets	Market share
Stockholder returns

  Change of Control

        The Committee may determine, in its discretion, whether a Stock Award issued under the Plan will become vested or exercisable, either in whole or in part, upon a change in control (as defined in the Plan). Any rights which a participant may have upon a change in control will be set forth in the applicable award agreement.

  Transferability of Awards

        Stock Awards granted under the Plan are not transferable, other than by will or pursuant to state intestate laws, unless the Committee otherwise approves a transfer.

  Amendment; Term and Termination

        The Board retains authority to and may alter or amend the Plan and the Committee may alter or amend any Stock Award in any manner at any time. However, no amendment to the Plan will be effective unless approved by our stockholders, to the extent such approval is necessary to satisfy the requirements of Section 162(m) of the Code, Section 422 of the Code, or the listing requirements of the exchange or inter-dealer quotation system on which our common stock is traded. Our Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan will terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by our stockholders, whichever is earlier.

Federal Income Tax Consequences

        The following summary is intended only as a general guide to the United States federal income tax consequences under current law of incentive stock options and nonstatutory stock options, which are authorized for grant under the Plan. It does not attempt to describe all possible federal or other tax consequences of participation in the Plan, tax consequences of all of the types of Stock Awards which may be granted under the Plan, or tax consequences based on particular circumstances. The tax consequences may vary if options are granted outside the United States.

  Incentive Stock Options

        An option holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. However, the amount by which the fair market value of the common stock at the time of exercise exceeds the exercise price is includable as alternative minimum taxable income for purposes of determining the option holder's alternative minimum tax. Option holders who dispose of the shares acquired under an incentive stock option after two (2) years following the date the option was granted and after one (1) year following the exercise of the option will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an option holder satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If an option holder disposes of shares within two (2) years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the option holder upon the disqualifying disposition of the shares generally will result in a deduction by us for federal income tax purposes.

  Non-Statutory Stock Options

        Options not designated or qualifying as incentive stock options will be non-statutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a non-statutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-statutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as a capital gain or loss. No tax deduction is available to us with respect to the grant of a non-statutory stock option or the sale of the stock acquired pursuant to such grant. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a non-statutory stock option.

  Other Considerations

        The Code allows publicly-held corporations to deduct up to $1,000,000 of compensation paid to the corporation's chief executive officer and its two (2) other most highly compensated executive officers in office at the end of the tax year (the "covered employees"). Under Section 162(m) of the Code, if the compensation is payable solely based on the attainment of one or more performance goals and certain statutory requirements are satisfied, then compensation in excess of $1,000,000 paid to the covered employees is not subject to the deduction limitation. We generally intend for compensation arising from grants of Stock Awards under the Plan to be deductible by us as qualified "performance-based compensation" not subject to the $1,000,000 limitation on deductibility.

  New Plan Benefits

        Stock Awards granted under the Plan will be granted at the discretion of the Committee, and are not yet determinable. Benefits under the Plan will depend on a number of factors, including the fair market value of our common stock on future dates, and actual Company performance compared with performance goals established with respect to certain Stock Awards.

  Voting

        We require the affirmative vote of the holders of a majority of the outstanding shares of stock present in person or represented by proxy and entitled to vote at the Annual Meeting to approve the Plan Amendment. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

OUR BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4

 PROPOSAL 5

APPROVAL OF CASH INCENTIVE PLAN

        In May 2008, the Board, upon the recommendation of the Compensation Committee, unanimously approved and adopted the 2008 Cash Incentive Plan (the "CI Plan") to govern the award and payment of annual performance incentives to certain of our employees, including executive officers, and directed that the CI Plan be submitted to our stockholders for approval. We are seeking stockholder approval of the CI Plan so that future payments under the CI Plan will be fully deductible by us for federal income tax purposes.

        The purpose of the CI Plan is to enhance our ability to attract and retain highly qualified executives and to provide additional financial incentives to those executives to promote our success. The CI Plan is also intended to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code.

        The Board believes that it is in the best interests of us and our stockholders to ensure that annual performance incentives to be paid to our executive officers are fully deductible by us for federal income tax purposes. Accordingly, we have structured the CI Plan to satisfy the requirements of Section 162(m) for "performance-based" compensation. Generally, Section 162(m) of the Internal Revenue Code prevents a company from receiving a federal income tax deduction for compensation paid to a "Named Executive Officer" (see the "Executive Compensation—Summary Compensation Table" below) in excess of $1 million for any year, unless that compensation is performance-based. One of the requirements of "performance-based" compensation for purposes of Section 162(m) is that the compensation be paid pursuant to a plan that has been approved by the company's stockholders. The Board also believes that the CI Plan serves our interests by focusing management's attention on the achievement of those goals determined to be strategically and operationally important for us.

        If the CI Plan is not approved by our stockholders, it is currently contemplated that any Cash Incentives for fiscal 2008 and subsequent years for executive officers will continue to be part of such officers' total compensation packages, but that such Cash Incentives would not be deductible under Section 162(m) to the extent that (when combined with other non-exempt compensation) they exceed the $1 million limit.

        The principal features of the CI Plan are summarized below. Such summary is qualified in its entirety by reference to the full text of the CI Plan, a copy of which, as so amended, is attached as Appendix D to this Proxy Statement.

  Summary Description of the CI Plan

        The following is a brief summary of the material features of the CI Plan. The full text of the plan document is attached as Appendix D.

  Administration and Operation

        The CI Plan shall be administered by the Board's Compensation Committee. The Compensation Committee shall have the authority to interpret and construe the CI Plan and to adopt all necessary rules and regulations for administering the CI Plan.

  Eligible Employees

        Employees eligible to participate (each a "Participant") in the CI Plan shall include the members of our Executive Management Team, Global Operational Management Team, Operational Management Team and other key individuals employed with us as may be determined by the Compensation Committee.

  Establishment of Performance Goals, Amount of Bonus Pool and Target Bonus

        Following the beginning of each fiscal year ("Plan Year"), the Compensation Committee shall determine the amount of the annual bonus pool for the Plan Year and the individual and corporate performance goals for each Participant. The Committee shall establish the amount of the bonus pool to which each Participant may be eligible by multiplying each Participant's base rate of salary by a percentage value assigned by the Compensation Committee to each Participant.

  Evaluation of Performance Goals for Prior Plan Year

        Within ninety (90) days following the end of each Plan Year, the Compensation Committee shall determine the extent to which the performance goals for the previous Plan Year have been attained. If the Compensation Committee determines that some or all of the individual performance goals for the previous plan year have been attained by a Participant, the Committee shall assign a percentage of the target bonus payable to such Participant by determining the value of each individual performance goal to us and the extent to which the individual performance goals have been attained by such Participant ("Allocation"). Only Participants who are performing services for us as of the last day of any Plan Year shall be eligible to receive an Allocation for such Plan Year.

  Payment of Benefits

        We shall pay the Allocation due to a Participant in cash compensation, less applicable payroll and other withholdings, within thirty (30) days following the Compensation Committee's determination of such Allocation.

  Amendment and Termination of Plan

        We may amend, modify or terminate the CI Plan at any time, but any such amendment, modification or termination shall not adversely affect any rights of the Participants with respect to the CI Plan, which had been awarded prior to such amendment, modification or termination.

  Federal Income Tax Consequences

        The following is a brief description of the material U.S. federal income tax consequences associated with payments under the CI Plan. It is based on existing U.S. income tax laws and regulations, and there can be no assurances that those laws and regulations will not change in the future.

        Under present federal income tax law, a CI Plan participant will be taxed at ordinary income rates on the cash portion of the Allocation in the year in which such cash was received. If a Participant elects to defer a portion of the bonus or if a Participant elects (or the Compensation Committee requires the Participant) to receive it in some form other than cash, the Participant may be entitled to defer the recognition of income.

        Generally, and subject to the provisions of Section 162(m), we will receive a federal income tax deduction corresponding to the amount of income recognized by the CI Plan Participants.

  New Plan Benefits

        The Annual Performance Incentives, if any, that will be paid to CI Plan participants for any fiscal year are subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time.

  Voting

        We require the affirmative vote of the holders of a majority of the outstanding shares of stock present in person or represented by proxy and entitled to vote at the Annual Meeting to approve the CI Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

OUR BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 5

 PROPOSAL 6

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee of the Board has selected Schneider Downs & Co., Inc. ("Schneider Downs") as our independent registered public accounting firm for the fiscal year ending December 31, 2008, and has requested management to ask for stockholder ratification of such selection at the Annual Meeting. Schneider Downs has audited our financial statements for the fiscal year ended December 31, 2007. Representatives of Schneider Downs are not expected to be present at the Annual Meeting, but will be available by telephone to answer any questions from stockholders, if necessary.

        Although our bylaws do not require stockholders to approve our independent registered public accounting firm, the Audit Committee would like our stockholders' opinion as a matter of good corporate practice. If the stockholders vote against Schneider Downs, the Audit Committee will reconsider whether to keep the firm. However, even if the stockholders ratify the selection, the Audit Committee may choose to appoint a different independent accounting firm at any time during the year if it believes that a change would be in the best interests of our stockholders and our Company.

        We require the affirmative vote of the holders of a majority of the outstanding shares of stock present in person or represented by proxy and entitled to vote at the Annual Meeting to ratify the selection of Schneider Downs. Abstentions will be counted toward the tabulation of votes cast on proposals presented to our stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Change in Accountants

        On January 17, 2006, we dismissed Beckstead and Watts, LLP, certified public accountants ("Beckstead"), as our independent registered public accounting firm.

        The decision to change accounting firms was recommended and approved by the Audit Committee.

        The reports of Beckstead on our consolidated financial statements for the year ended December 31, 2004, did not contain any adverse opinion, or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles.

        In connection with its audits of our consolidated financial statements for the fiscal year ended December 31, 2004, and through the subsequent interim period ended January 17, 2006, there were no disagreements with Beckstead on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Beckstead, would have caused it to make reference thereto in its reports. There were no reportable events as set forth in Item 304(a)(1)(iv) of Regulation S-B.

Principal Accountant Fees and Services

        Aggregate fees billed by Schneider Downs for audit services for the fiscal years ended December 31, 2007 and December 31, 2006, and for other professional services billed in the most recent two fiscal years, were as follows:

Type of Service	Fees billed by Schneider Downs for the year ended December 31, 2007		Fees billed by Schneider Downs for the year ended December 31, 2006
Audit Fees(1)	$267,892		$262,080
Audit-Related Fees	13,334	(2)	91,339	(3)
Tax Fees	—		—
All Other Fees	—		—
Total	$281,226		$353,419

    (1)
    Audit fees were for professional services rendered for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-QSB and services that were provided in connection with statutory and regulatory filings or engagements.

    (2)
    Audit-Related fees were comprised of fees paid to Schneider Downs in connection with due diligence for the acquisition of Hesperion and the associated 8-K filing and an SB-2 filing and consent.

    (3)
    Audit-Related fees were comprised of fees paid to Schneider Downs in connection with due diligence for the acquisition of Averion Inc. and the associated 8-K/A filing, an S-8 filing and consent, and review of amended Forms 10-QSB.

Pre-Approval Policies

        Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and permissible non-audit services rendered by our independent registered public accounting firm, Schneider Downs. The policy generally pre-approves specific services in the defined categories of audit services, audit-related services, and tax services up to pre-determined amounts. Pre-approval may also be given as part of our Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. All fees described above were pre-approved by our Audit Committee. None of the hours expended on services provided by Schneider Downs were attributable to persons other than Schneider Downs' full-time, permanent employees.

OUR BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 6

 AUDIT COMMITTEE REPORT(1)

        The Audit Committee oversees our financial reporting process on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with our independent auditors, Schneider Downs, who are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and any other matters as are required to be discussed with the Audit Committee under generally accepted auditing principles. The Audit Committee also discussed with our independent auditors the matters required by the Statement on Auditing Standards No. 61, as amended, and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and us, including the matters in the written disclosures required by the Independence Standards Board. The Audit Committee received from Schneider Downs written disclosure and the letter regarding the independence of Schneider Downs as required by Independence Standards Board Standard No. 1, and as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed Schneider Downs' independence with Schneider Downs.

        The Audit Committee discussed with our independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended that the audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 for filing with the SEC. The Audit Committee and our Board have also recommended, subject to stockholder approval, the selection of Schneider Downs as our independent auditors.

THE AUDIT COMMITTEE OF OUR BOARD
Cecilio Rodriguez, Chairman Fred Sancilio Alastair McEwan

(1)
This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        As of July 21, 2008, we had a total of 635,024,122 shares of common stock issued and outstanding. The following table sets forth, as of July 21, 2008, the stock ownership of each of our Named Executive Officers (as defined below), our current Chief Financial Officer, each of our directors, all of the foregoing individuals as a group and each person known by us to be a beneficial owner of 5% or more of our common stock. Under the rules of the SEC, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within sixty (60) days, such as warrants or options to purchase shares of our common stock. Unless otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power of such shares.

Title of Class	Name and address of Beneficial Owner(1)	Shares Beneficially Owned(2)		Percentage Beneficially Owned
	EXECUTIVE OFFICERS AND DIRECTORS:
Common	Dr. Markus Weissbach, Chief Executive Officer	312,500		*
Common	Dr. Philip T. Lavin, Executive Chairman, Director	114,918,159	(3)	18.10%
Common	Lawrence Hoffman, Chief Financial Officer	—		*
Common	Christopher Codeanne, former Chief Financial Officer	1,104,167	(4)	*
Common	Dr. Gene Resnick, Chief Medical Officer	11,725,000	(5)	1.84%
Common	Alastair McEwan, Director	3,125,000	(6)	*
Common	Fred Sancilio, Director	7,964,284	(7)	1.25%
Common	Robert D. Tucker, Director	875,000	(8)	*
Common	Michael Falk, Chairman, Director	322,204,235	(9)(10)	50.71%
Common	Cecilio Rodriguez, Director	375,000	(11)	*
Common	James Powers, Director	250,000	(12)	*
Common	All directors and executive officers as a group (11persons)	462,853,345	(13)	71.73%
	5% STOCKHOLDERS:
Common	ComVest Investment Partners II LLC, One North Clematis Street, Suite 300, West Palm Beach, Florida33324, Attention: Carl Kleidman	321,829,235	(14)	50.68%
Common	Dr. Philip T. Lavin, Executive Chairman, Director	114,918,159	(3)	18.10%
Common	Cumulus Investors, LLC 8500 Normandale Lake Boulevard, Suite 650 Bloomington, MN 55437	57,600,000		9.07%

*
Less than 1%

(1)
Except as otherwise noted, the address for each person is c/o Averion International Corp. 225 Turnpike Road, Southborough, Massachusetts 01772.

(2)
Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock listed as beneficially owned by them. A person is deemed to be the beneficial holder of securities that can be acquired by such person within sixty (60) days of July 21, 2008. Each beneficial holder's percentage ownership is determined by including shares underlying options, warrants or convertible securities which are exercisable or convertible by such person currently or within sixty (60) days of July 21, 2008, and excluding shares underlying options, warrants or convertible securities held by any other person.

(3)
Includes 7,681,882 shares of common stock owned by Dr. Lavin's children. Dr. Lavin disclaims any beneficial ownership of such shares owned by his children.

(4)
Includes 1,000,000 shares of common stock subject to options held by Mr. Codeanne. Mr. Codeanne resigned as Chief Financial Officer effective April 25, 2008. Under the terms of our 2005 Equity Incentive Plan, Mr. Codeanne's vested options remain exercisable for a period of ninety (90) days following his termination date.

(5)
Includes 708,333 shares of common stock subject to options held by Dr. Resnick.

(6)
Consists of 3,125,000 shares of common stock subject to options held by Mr. McEwan.

(7)
Includes 3,500,000 shares of common stock subject to options held by Mr. Sancilio.

(8)
Consists of 875,000 shares of common stock subject to options held by Mr. Tucker.

(9)
Consists of 375,000 shares of common stock subject to options held by Mr. Falk.

(10)
ComVest II Partners, LLC ("ComVest II") is the managing member of ComVest. The managing member of ComVest II is ComVest Group Holdings, LLC ("CGH") and Mr. Falk is the Chairman and principal member of CGH. Mr. Falk, by virtue of his status as managing member of ComVest II (the managing member of ComVest) and as one of the principal members of ComVest and ComVest II, may be deemed to have indirect beneficial ownership of all of the shares beneficially owned by ComVest. Mr. Falk disclaims any beneficial ownership of all such shares.

(11)
Consists of 375,000 shares of common stock subject to options held by Mr. Rodriguez.

(12)
Consists of 250,000 shares of common stock subject to options held by Mr. Powers.

(13)
Includes 10,208,333 shares of common stock subject to options held by our directors and executive officers as a group. Includes shares for which Mr. Falk disclaims beneficial ownership.

(14)
ComVest II is the managing member of ComVest. The managing member of ComVest II is CGH and Mr. Falk is the Chairman and principal member of CGH and Robert Priddy is a member of ComVest II. Messrs. Falk and Priddy, by virtue of their status as managing members of ComVest II (the managing member of ComVest) and as the principal members of ComVest and ComVest II, may be deemed to have indirect beneficial ownership of all of the shares beneficially owned by ComVest. Messrs. Falk and Priddy disclaim any beneficial ownership of all such shares.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act, requires our directors, executive officers and holders of more than ten percent (10%) of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Directors, executive officers and greater than ten percent (10%) stockholders are required by the SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such forms that we received, we believe that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2007 were met in a timely manner by our directors, executive officers and greater than ten percent (10%) beneficial owners, except for the following: (i) Faith Kolb was late in filing a report on Form 3 for a transaction that occurred on February 21, 2007 and was late in filing a report on Form 4 for a transaction that occurred on February 21, 2007; (ii) Mark Levine was late in filing a report on Form 3 for a transaction that occurred on February 21, 2007 and was late in filing a Form 4 for a transaction that occurred on February 21, 2007; (iii) John Shillingford was late in filing a report on Form 3 for a transaction that occurred on February 21, 2007 and was late in filing a Form 4 for a transaction that occurred on February 21, 2007; (iv) Glenn Deegan was late in filing a report on Form 4 for a transaction that occurred on March 19, 2007; (v) James Powers was late in filing a report on Form 4 for a transaction that occurred on September 5, 2007; and (vi) Michael Falk was late in filing a report on Form 5 for a transaction that occurred on November 28, 2006.

 EXECUTIVE COMPENSATION

Compensation of Executive Officers

        Set forth below is information regarding compensation earned by, paid or awarded to the following executive officers during the fiscal year ended 2007: (i) Dr. Markus Weissbach, our Chief Executive Officer ("CEO"); (ii) Dr. Philip T. Lavin, our Executive Chairman, a director and our former Chief Executive Officer who left the latter position on October 31, 2007; (iii) Christopher Codeanne, our former Chief Financial Officer who resigned as Chief Financial Officer effective April 25, 2008; and (iv) Dr. Gene Resnick, our Chief Medical Officer. Mr. Codeanne and Dr. Resnick represent our two (2) most highly-compensated executive officers whose total compensation exceeded $100,000, other than Dr. Weissbach and Dr. Lavin, who were serving as executive officers at December 31, 2007. The identification of such named executive officers is determined based on the individual's total compensation for 2007, as reported below in the Summary Compensation Table, other than amounts reported as above-market earnings on deferred compensation and the actuarial increase in pension benefit accruals. We refer to these executives collectively as the "Named Executive Officers."

        The following table sets forth for our Named Executive Officers: (i) the dollar value of base salary earned during the fiscal year ended December 31, 2007; (ii) the dollar value of cash bonuses granted during the fiscal year ended; (iii) option and stock awards granted during the fiscal year; (iv) the change in pension value and non-qualified deferred compensation earnings during the fiscal year; (v) all other compensation for the fiscal year; and (vi) the dollar value of total compensation for the fiscal year.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)(5)		All Other Compensation ($)		Total ($)

Dr. Markus Weissbach(1)	2007	$54,210	—	$19,445	(9)	$51,208	(6)	$		$124,863
Chief Executive Officer	2006	—	—	—		—			—	—

Dr. Philip T. Lavin(2)	2007	$324,519	—	—		—			$5,358	$329,878
Exec. Chairman, Director	2006	$128,037	—	—		—			$1,515	$129,552

Christopher G. Codeanne(3)	2007	$241,182	$50,000	$19,445	(9)	$102,033	(7)		$7,313	$419,973
Former Chief Financial Officer	2006	9,019	—	—		—			—	9,019

Dr. Gene Resnick(4)	2007	$269,807	—	—		—			$4,794	$274,602
Chief Medical Officer	2006	$258,885	—	—		$29,550	(8)		$3,292	$291,727

(1)
Dr. Weissbach was appointed as our CEO on October 31, 2007 following acquisition of Hesperion Ltd. and Dr. Lavin's appointment to the position of Executive Chairman.

(2)
Dr. Lavin resigned as our CEO and was appointed as our Executive Chairman on October 31, 2007 following the acquisition of Hesperion Ltd. Dr. Lavin is not compensated by us in his capacity as a director.

(3)
Mr. Codeanne was appointed as our CFO in December 2006. Mr. Codeanne resigned as Chief Financial Officer of the Company effective April 25, 2008.

(4)
Dr. Resnick has served as our Chief Medical Officer since July 2006. From November 2005 through July 2006, Dr. Resnick served as our Senior Vice President and President of the Millennix Division.

(5)
Please see footnote 13 to our audited consolidated financial statements in our Annual Report on Form 10-KSB for the year ended December 31, 2007 for a discussion of the assumptions made by management in valuing such options.

(6)
On October 31, 2007, Dr. Weissbach was granted an option to purchase 10,000,000 shares of our common stock at an exercise price of $0.16 per share. The shares of common stock subject to the option vest at a rate of twenty-five percent (25%) per year on each anniversary of the date of the grant until fully vested.

(7)
On January 16, 2007, Mr. Codeanne was granted an option to purchase 4,000,000 shares of our common stock at an exercise price of $0.15 per share. On October 31, 2007, Mr. Codeanne was granted an option to purchase 2,000,000 shares of our common stock at an exercise price of $0.16 per share. The shares of common stock subject to both options vested at a rate of twenty-five percent (25%) per year on each anniversary of the date of the grant until fully vested. Mr. Codeanne resigned as Chief Financial Officer effective April 25, 2008 at which time all of his unvested options were cancelled. Mr. Codeanne's vested options remain exercisable for a period of ninety (90) days following his termination date.

(8)
On November 9, 2005, Dr. Resnick was granted an option to purchase 1,000,000 shares of our common stock at an exercise price of $0.17 per share. One-fourth of the shares of common stock subject to the option vest on the first anniversary of the vesting commencement date and the remaining three-fourths vest in equal monthly installments over the remaining three years.

(9)
Represents a Restricted Stock award on October 31, 2007 of 312,500 shares in the aggregate where one third (1/3) of the total number of shares of Restricted Stock vested on the date of grant, one third (1/3) of the total number of shares of Restricted Stock vest on the first anniversary of the date of grant, and the final one-third (1/3) of the shares of Restricted Stock vest on the second anniversary of the date of grant.

Employment Agreements

  Dr. Philip T. Lavin

        On July 31, 2006, we entered into an employment agreement with Dr. Philip T. Lavin (the "Lavin Employment Agreement"). Pursuant to the Lavin Employment Agreement, Dr. Lavin served as our Chief Executive Officer. On October 31, 2007, Dr. Lavin resigned as our CEO and was reappointed as our Executive Chairman following the acquisition of Hesperion. The Lavin Employment Agreement is for a term of five (5) years and provides that Dr. Lavin shall be paid an initial annual base salary of $300,000. In addition, Dr. Lavin is eligible to receive an annual bonus as determined by our Board. If Dr. Lavin is terminated without "cause" or resigns for "good reason" as those terms are defined in the Lavin Employment Agreement, then we are obligated to pay Dr. Lavin an amount equal to two (2) years of Dr. Lavin's then in effect base salary.

  Dr. Markus Weissbach

        Effective January 10, 2008, Dr. Markus Weissbach, our chief executive officer ("Weissbach"), entered into an employment agreement with us governed by the laws of the Commonwealth of Massachusetts (the "Massachusetts Employment Agreement,") that superseded a prior employment agreement that Weissbach entered into with us on October 31, 2007, that was governed by Swiss law (the "Swiss Employment Agreement"). The Massachusetts Employment Agreement will supersede the Swiss Employment Agreement on the date on which Weissbach obtains a United States L-1A visa (or comparable U.S. visa or work permit).

        The terms of the Swiss Employment Agreement were set forth in our current Report on Form 8-K which was filed with the Securities and Exchange Commission on November 6, 2007. At such time as the Massachusetts Employment Agreement became effective and superseded the Swiss Employment Agreement, the terms of the Swiss Employment Agreement no longer had any force or effect and the terms of the Massachusetts Employment Agreement at that time became effective. The Massachusetts Employment Agreement provides that Weissbach will be paid an initial annual base salary of Three Hundred Twenty Seven Thousand Dollars ($327,000). In addition, Weissbach will be eligible to receive an annual bonus of up to one hundred percent (100%) of his then in effect annual base salary as determined by our Board based upon the satisfaction of certain objective criteria and certain performance goals to be determined by our Board. Either party may terminate the Massachusetts Employment Agreement at any time with or without Cause (as defined in the Massachusetts Employment Agreement) or with or without Good Reason (as defined in the Massachusetts Employment Agreement); provided, however, that any termination by us without Cause or by Weissbach without Good Reason must be preceded by sixty (60) days advance written notice. If Weissbach is terminated without Cause, is disabled or resigns for Good Reason, then we are obligated to pay Weissbach an amount equal to twelve (12) months of Weissbach's then in effect base salary in accordance with our normal payroll policies and continue Weissbach's benefits for a period of eighteen (18) months. If a change of control transaction occurs and, if following or in connection with, such change of control transaction, Weissbach is terminated (other than for Cause), or resigns for Good Reason, then we are obligated to pay Weissbach an amount equal to the sum of: (i) twelve (12) months of Weissbach's then in effect base salary, plus (ii) Weissbach's target bonus for the year the change of control occurs or for the year immediately prior to the change of control, whichever is higher; and (iii) continue Weissbach's benefits for a period of eighteen (18) months.

        In addition, during his employment under the Massachusetts Employment Agreement and for a one (1) year period following the termination of his employment for any reason, Weissbach will not: (i) directly or indirectly, compete, or undertake any planning to compete, with us, anywhere in the world, whether as an owner, partner, investor, consultant, employee or otherwise; or (ii) (a) solicit or encourage any of our customers to terminate or diminish their relationship with us; or (b) seek to persuade any such customer or prospective customer to conduct with anyone else any business or activity which such customer or prospective customer conducts or could conduct with us; provided that the restrictions for (b) above shall apply (y) only with respect to those persons who are or have been a customer of ours at any time within the immediately preceding two (2) year period or whose business has been solicited on behalf of us or by any of our officers, employees or agents within such two (2) year period, other than by form letter, blanket mailing or published advertisement, and (z) only if Weissbach has performed work for such person during Weissbach's employment with us or been introduced to, or otherwise had contact with, such person as a result of his or other associations with us or has had access to confidential information which would assist in Weissbach's solicitation of such person.

  Dr. Gene Resnick

        On November 9, 2005, we entered into an Employment Agreement with Dr. Gene Resnick (the "Resnick Agreement"). The Resnick Agreement is for a term of two (2) years and provides that Dr. Resnick shall be paid an initial annual base salary of $240,000. In addition, Dr. Resnick is eligible to receive an annual bonus as determined by our Board. If Dr. Resnick is terminated without "cause" or resigns for "good reason" as those terms are defined in the Resnick Agreement, then we are obligated to pay Dr. Resnick an amount equal to the greater of twelve (12) months annual base salary or the amount of base salary Dr. Resnick would have been paid from the date of termination until the end of the employment term. In addition, in connection with entering into the Resnick Agreement, we granted Dr. Resnick an option to purchase 1,000,000 shares of our common stock at an exercise price of $0.17 per share with the shares subject to the option vesting at a rate of twenty five percent (25%) on the first anniversary of the grant date and the remainder of the shares subject to the option vesting in equal monthly installments over the next thirty six (36) months. The vesting of Dr. Resnick's option would accelerate if Dr. Resnick's employment was terminated within twelve (12) months after a change of control. Effective September 6, 2006, we entered into an Amendment to the Resnick Agreement with Dr. Resnick (the "Resnick Amendment"). Pursuant to the Resnick Amendment: (i) Section 2 of the Resnick Agreement was amended and restated such that the term of the Resnick Agreement shall continue until January 1, 2009; (ii) Section 3.1 of the Resnick Agreement was amended and restated such that Dr. Resnick's annual base salary shall be Three Hundred Five Thousand Dollars ($305,000); and (iii) Section 8.1(b) of the Resnick Agreement was amended and restated such that a Severance Payment, as defined in the Resnick Agreement, equals the greater of (x) the amount of Dr. Resnick's then in effect base salary that would have been payable to Dr. Resnick if he had been employed by us from his termination date through November 9, 2007; or (y) an amount equal to one (1) year of Dr. Resnick's then in effect base salary. The remainder of the Resnick Agreement remains unchanged and continues in full force and effect.

  Christopher Codeanne

        On January 11, 2007, we entered into an Employment Agreement with Mr. Codeanne (the "Codeanne Employment Agreement"). The Codeanne Employment Agreement provides that Mr. Codeanne shall be paid an annual base salary of Two Hundred Thirty Five Thousand Forty Dollars ($235,040). In addition, Mr. Codeanne is eligible to receive an annual bonus of up to twenty-five percent (25%) of his then in effect annual base salary as determined by our Board. Either party may terminate the Codeanne Employment Agreement by providing the other party with six (6) months advance written notice. If Mr. Codeanne is terminated without cause and we elect not to provide Mr. Codeanne with six (6) months advance notice in accordance with the Codeanne Employment Agreement, then we are obligated to pay Mr. Codeanne an amount equal to six (6) months of Mr. Codeanne's then in effect base salary in accordance with our normal payroll policies. If a change of control transaction occurs and, as a result of such change of control and within six (6) months thereafter Mr. Codeanne is terminated (other than for cause as defined in the Codeanne Employment Agreement) or resigns due to: (a) reduction in annual base salary; (b) substantial reduction in position; (c) no longer directly reporting to our Chief Executive Officer; or (d) the principal executive office of the Company is moved to a location at least ten (10) miles further away from Mr. Codeanne's current residence, then we are obligated to pay Mr. Codeanne an amount equal to six (6) months of Mr. Codeanne then in effect base salary (the "Change of Control Severance Amount"), plus an additional amount equal to twenty-five percent (25%) of the Change of Control Severance Amount, all in accordance with our normal payroll policies. Mr. Codeanne resigned as our Chief Financial Officer effective as of April 25, 2008.

  Lawrence R. Hoffman

        We entered into an Employment Agreement with Mr. Hoffman dated as of April 24, 2008 (the "Hoffman Employment Agreement"). The Hoffman Employment Agreement provides that Mr. Hoffman shall be paid an annual base salary of Two Hundred Sixty Thousand Seven Hundred Forty Dollars ($260,740) per year. In addition, Mr. Hoffman is eligible to receive an annual bonus of up to fifty percent (50%) of his then in effect annual base salary as determined by our Board based on certain performance goals to be determined by our Board. Either party may terminate the Hoffman Employment Agreement at any time with or without Cause (as defined in the Hoffman Employment Agreement) or with or without Good Reason (as defined in the Hoffman Employment Agreement); provided, however, that any termination by us without Cause or by Mr. Hoffman without Good Reason must be preceded by sixty (60) days advance written notice. If a change of control transaction occurs and if, following or in connection with such change of control transaction, Mr. Hoffman is terminated (other than for Cause), or resigns for Good Reason, then we are obligated to pay Mr. Hoffman an amount equal to the sum of: (i) twelve (12) months of Mr. Hoffman's then in effect base salary, plus (ii) Mr. Hoffman's target bonus for the year the change of control occurs or for the year immediately prior to the change of control, whichever is higher; and (iii) continue Mr. Hoffman's benefits for a period of eighteen (18) months.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table sets forth information on outstanding option and stock awards held by the Named Executive Officers at December 31, 2007, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

		OPTION AWARDS				STOCK AWARDS

Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Dr. Markus Weissbach	(1)	—	10,000,000	$0.16	10/31/2017	—	—	—	—
	(2)	—	—	—	—	208,333	$29,167	—	—

Dr. Philip T. Lavin		—	—	—	—	—	—	—	—

Christopher G. Codeanne	(1)	—	4,000,000	$0.15	1/16/2017	—	—	—	—
	(1)	—	2,000,000	$0.16	10/31/2017	—	—	—	—
	(2)	—	—	—	—	208,333	$29,167	—	—

Dr. Gene Resnick	(3)	520,833	479,167	$0.17	11/9/2015	—	—	—	—

(1)
The shares of common stock subject to the option vest at a rate of twenty-five percent (25%) per year on each anniversary of the date of the grant until fully vested.

(2)
Represents a Restricted Stock award on October 31, 2007 of 312,500 shares in the aggregate where one third (1/3) of the total number of shares of Restricted Stock vested on the date of grant, one third (1/3) of the total number of shares of Restricted Stock vest on the first anniversary of the date of grant, and the final one-third (1/3) of the shares of Restricted Stock vest on the second anniversary of the date of grant.

(3)
One-fourth of the shares of common stock subject to the option vest on the first anniversary of the vesting commencement date and the remaining three-fourths vest in equal monthly installments over the remaining three years.

        For a description of contracts that provide payments to Named Executive Officers upon a change in control of the Company or the termination of a Named Executive Officer, See "Employment Agreements."

 DIRECTOR COMPENSATION

        The following table provides information concerning all compensation paid to our directors during the fiscal year ended December 31, 2007:

Name	Fee Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Philip T. Lavin(1)	—	—	—	—	—	—		—

Fred Sancilio(2)	$11,600	—	$338,215	—	—	$69,000	(8)	$418,815

Cecilio Rodriguez(3)	13,300	—	19,554	—	—	—		32,854

Michael Falk(4)	17,000	—	19,554	—	—	—		36,554

Robert Tucker(5)	13,800	—	33,981	—	—	—		47,781

Alastair McEwan(6)	24,900	—	125,042	—	—	30,000	(9)	179,942

James Powers(7)	7,900	—	8,144	—	—	—		16,044

(1)
Dr. Lavin is not compensated by us in his capacity as a director.

(2)
Mr. Sancilio had a total of 12,500,000 stock options outstanding as of December 31, 2007.

(3)
Mr. Rodriguez had a total of 1,500,000 stock options outstanding as of December 31, 2007.

(4)
Mr. Falk had a total of 1,500,000 stock options outstanding as of December 31, 2007.

(5)
Mr. Tucker had a total of 2,500,000 stock options outstanding as of December 31, 2007.

(6)
Mr. McEwan had a total of 7,000,000 stock options outstanding as of December 31, 2007.

(7)
Mr. Powers had a total of 1,000,000 stock options outstanding as of December 31, 2007.

(8)
Represents fees paid to SCI, Inc., an entity controlled by Dr. Sancilio, for consulting services.

(9)
Represents fees paid to Mr. McEwan for consulting services rendered.

Compensation of Directors

        On May 23, 2007, our Board adopted an updated director compensation plan. Pursuant to the director compensation plan, our directors who are not full-time employees are entitled to receive a fee of $2,200 per meeting, including committee meetings and special meetings, that they attend. Our directors are also entitled to $1,000 for each travel day or part of a day used to travel to attend a meeting which is more than 200 miles from such director's home, plus reasonable out of pocket expenses incurred in connection with the fulfillment of their duties as directors. A director is entitled to receive $500 for any meeting, including committee meetings and special meetings, that he or she attends via telephone. In addition, non-employee directors receive an annual option to purchase 1,000,000 shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant. Further, the Chairman of our Board and the Chairman of each of our committees receives an annual option to purchase 500,000 shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant. Each option granted pursuant to our director compensation plan vests at a rate of twenty-five percent (25%) on each anniversary of the date of grant until fully vested.

        On September 29, 2006, our Board established an Executive Committee to implement policy decisions of our Board and to oversee our day-to-day management. The Executive Committee is comprised of four (4) directors: Michael Falk, Fred Sancilio, Alastair McEwan and Dr. Philip Lavin. Mr. McEwan is the Chairman of the Executive Committee and was paid $5,000 for each two (2) week period that he served as Chairman of the Executive Committee from September 29, 2006 through

March 31, 2007. On March 31, 2007, as part of our cost containment effort, we terminated this additional compensation paid to Mr. McEwan for his service as Chairman of the Executive Committee. In addition, in consideration for their services on the Executive Committee, we granted Mr. McEwan and Mr. Sancilio options to purchase 3,000,000 shares and 10,000,000 shares, respectively, of our common stock, which options will vest at a rate of twenty-five percent (25%) per year on each anniversary of the date of grant until fully vested. The options will expire on September 29, 2016. The vesting of each such option will cease on the date that either Mr. McEwan or Mr. Sancilio, respectively, resigns from the Executive Committee or is removed from the Executive Committee for Cause, as defined in each option agreement, without regard to whether Mr. McEwan or Mr. Sancilio continues to be a member of our Board; provided, however, that Mr. McEwan and Mr. Sancilio will not be required to exercise the vested portion of their option until such time as their continuous service with us, whether as an employee, director or consultant, has ceased. In the event either Mr. McEwan or Mr. Sancilio is removed from the Executive Committee without Cause, their option will continue to vest for so long as each continues to provide services to us in accordance with the terms of the Plan.

        In 2007, we paid $30,000 to Mr. McEwan for consulting expenses.

        In 2007, we paid $69,000 to SCI Inc., an entity controlled by Mr. Sancilio, for consulting expenses.

 TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Financing Transaction

        On June 27, 2008 (the "Debt Financing Closing Date"), we entered into the following agreements pursuant to which we sold Two Million Dollars ($2,000,000) of senior secured notes (the "Notes") and issued an aggregate of nine million six hundred thousand (9,600,000) shares of our common stock (the "Shares") (the "Debt Financing Transaction") to ComVest Investment Partners II LLC, a Delaware limited liability company ("ComVest"), and Cumulus Investors, LLC, a Nevada limited liability company ("Cumulus" and together with ComVest, each a "Buyer" and collectively, the "Buyers"): (i) a Securities Purchase Agreement between us and the Buyers (the "Debt SPA"); (ii) Amendment No. 2 to Security Agreement between us and Hesperion US, Inc., a Maryland corporation and our wholly owned indirect subsidiary ("Hesperion US"), on the one hand, and Cumulus in its capacity as collateral agent for the benefit of the Buyers (the "Collateral Agent"), on the other hand (the "Amended Security Agreement"); (iii) Amendment No. 1 to Guaranty in favor of the Collateral Agent for the benefit of the Buyers which was executed by Hesperion US (the "Amended Guaranty"); and (iv) Amendment No. 2 to Securities Purchase Agreement and Waiver by and among us the Buyers and the Prior Buyers (as defined below) (the "Amended SPA").

        ComVest, which beneficially owned directly or through affiliates, approximately 50.69% of our outstanding common stock immediately prior to the Debt Financing Closing Date, purchased a Note in the principal amount of One Million Dollars ($1,000,000) and was issued four million eight hundred thousand (4,800,000) Shares in connection therewith. After the Debt Financing Closing Date, ComVest, or its affiliates, beneficially own approximately 50.68% of our common stock. Michael Falk, chairman of our board of directors (the "Board") and Cecilio Rodriguez, one of our directors, are affiliates of ComVest.

        Our Board previously determined that it would be in our best interests and the best interests of our stockholders to appoint a special committee of disinterested directors to consider and approve the Debt Financing Transaction. Alastair McEwan, Robert Tucker and James Powers were appointed to the special committee of the Board (the "Special Committee") with the power to approve the Debt Financing Transaction. On May 22, 2008, at a meeting of the Special Committee, the Special Committee approved the Debt Financing Transaction.

  Debt SPA

        Pursuant to the Debt SPA, we are obligated to sell and the Buyers are obligated to buy Notes in the aggregate principal amount of Two Million Dollars ($2,000,000) and shares of our common stock in the aggregate amount of nine million six hundred thousand (9,600,000) Shares.

        Pursuant to the Debt SPA, from the Debt Financing Closing Date until the date that no Notes or Prior Notes (as defined below) remain outstanding, Cumulus shall have the right to appoint one (1) person to attend and observe our Board meetings in an observer, non-voting capacity. Such observation rights shall not be transferable to any third party or assignee.

        In addition, pursuant to the Debt SPA, in the event that any Buyer's Note is outstanding on the first (1st) anniversary of the Debt Financing Closing Date, we shall pay such Buyer a transaction fee in an amount equal to two percent (2%) of the purchase price of such outstanding Note.

  Notes

        We will pay interest on the Notes quarterly in arrears, beginning with the calendar quarter that commenced on April 1, 2008 as follows: (i) for the period commencing on the Debt Financing Closing Date and ending on October 31, 2008, three percent (3%) per annum; (ii) for the period commencing on November 1, 2008 and ending on October 31, 2009, ten percent (10%) per annum; and (iii) for the period commencing on November 1, 2009 and ending on October 31, 2010, fifteen percent (15%) per annum. The entire unpaid principal balance of the Notes, plus all accrued interest thereon remaining unpaid, shall be due and payable by us to the Buyers on October 31, 2010. In addition, we have agreed to certain financial covenants as set forth in the Notes. If we breach any of the financial covenants set forth in the Notes, we will be required to make certain payments to the holders of the Notes.

        The repayment of all outstanding principal and accrued interest under the Notes may be accelerated by the holders thereof upon any of the following events of default: (i) default in payment of any principal amount due under the Notes; (ii) failure by us for ten (10) business days to comply with any other provision of the Notes in all material respects; (iii) initiation of a bankruptcy proceeding or related proceeding; (iv) an involuntary case or other proceeding is commenced directly against us or any of our subsidiaries seeking liquidation, reorganization or other relief; (v) breach of any covenant or other term or condition of any Debt Financing Transaction agreement, except, in the case of a breach of a covenant or other term that is curable, only if such breach continues for a period of at least ten (10) business days after written notice to us thereof; (vi) one or more judgments, non-interlocutory orders or decrees shall be entered by a U.S. state or federal or a foreign court or administrative agency of competent jurisdiction involving, in the aggregate, a liability (to the extent not covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of Two Hundred Fifty Thousand Dollars ($250,000) or more, and the same shall remain unsatisfied, unvacated, unbonded or unstayed pending appeal for a period of forty-five (45) days after the entry thereof; (vii) any lien created by any Debt Financing Transaction agreement shall at any time fail to constitute a valid and perfected first priority lien on all of the collateral purported to be secured thereby and the same is not cured within ten (10) business days of any such failure; (viii) there shall occur a change of control; or (ix) there occurs with respect to any issue or issues of indebtedness having an outstanding amount of Two Hundred Fifty Thousand Dollars ($250,000) or more in the aggregate, whether such indebtedness exists on the issue date or shall thereafter be created, an event of default that permits the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity.

  Amendment No. 2 to Security Agreement

        The Buyers, along with additional buyers (collectively, the "Prior Buyers"), previously purchased certain secured notes in an original aggregate principal amount of Twenty Six Million Dollars ($26,000,000) (the "Prior Notes") and entered into that certain Security Agreement, dated October 31, 2007 (the "Security Agreement"), pursuant to which we, IT&E International, a California corporation and our former wholly owned subsidiary ("IT&E"), and Averion Inc., a Massachusetts corporation and our former wholly owned subsidiary ("Averion Inc.", and together with IT&E, the "Former Subsidiaries"), granted to the Collateral Agent, for the benefit of itself and the Buyers, a security interest in and lien upon all of our and our Former Subsidiaries' assets as security for our performance of our obligations under the Notes. Pursuant to the Amended Security Agreement, the Security Agreement was amended to: (i) include the Notes, as well as the Prior Notes, as being covered by the Security Agreement; and (ii) to reflect that the security interest in and lien that was granted as security for our performance of our obligations under the Prior Notes and the Notes now also includes a security interest in and lien upon all of Hesperion US's assets as well as our assets and no longer includes a security interest in and lien upon our Former Subsidiaries' assets which are now owned directly by us.

  Amended Guaranty

        The Former Subsidiaries previously entered into that certain Guaranty, dated October 31, 2007 (the "Guaranty"), pursuant to which the Former Subsidiaries agreed to guarantee the full and prompt payment and performance to the Prior Buyers and Collateral Agent when due, upon demand, at maturity or by reason of acceleration or otherwise, of any and all of our, or the Former Subsidiaries, obligations, under the transaction documents related to the Prior Notes. Pursuant to the Amended Guaranty, the Guaranty was amended to: (i) include the Notes, as well as the Prior Notes, as being covered by the Guaranty; and (ii) to reflect that the guarantor under the Guaranty is now Hesperion US and no longer the Former Subsidiaries which have each been dissolved.

  Amended SPA

        The Buyers and Prior Buyers previously entered into that certain Securities Purchase Agreement with the Company dated October 31, 2007 (the "Prior SPA"), pursuant to which the Buyers and Prior Buyers purchased the Prior Notes. In addition, pursuant to the Prior SPA, the Prior Buyers and the Buyers were given the right to participate in any future Company financing. Pursuant to the Amended SPA: (i) the Prior Buyers agreed to waive any right to participate in the Debt Financing Transaction; and (ii) the Prior SPA was amended as follows: (a) the definitions of Permitted Liens and Indebtedness were modified to include those created or incurred by the Debt SPA; (b) the definition of Affiliate Transactions was amended to allow for the transactions contemplated by the Debt SPA; and (c) the definition of Subsidiary was revised to mean any person of which fifty percent (50%) or more of the outstanding voting securities or other equity interests are owned, directly or indirectly, by such person; provided, however that the change in definition of Subsidiary is not intended to, and does not, in any way effect the representations or warranties set forth in Section 3 of the Prior SPA which were made as of the date of the Prior SPA and the closing date of the Prior SPA.

Weissbach Employment Agreement

        Effective January 10, 2008, Dr. Markus Weissbach, our chief executive officer ("Weissbach"), entered into an employment agreement with us governed by the laws of the Commonwealth of Massachusetts (the "Massachusetts Employment Agreement,") that superseded a prior employment agreement that Weissbach entered into with us on October 31, 2007, that was governed by Swiss law (the "Swiss Employment Agreement"). The Massachusetts Employment Agreement superseded the Swiss Employment Agreement on the date on which Weissbach obtained a United States L-1A visa (or comparable U.S. visa or work permit).

        The terms of the Swiss Employment Agreement were set forth in our current Report on Form 8-K which was filed with the Securities and Exchange Commission on November 6, 2007. At such time as the Massachusetts Employment Agreement became effective and superseded the Swiss Employment Agreement, the terms of the Swiss Employment Agreement no longer had any force or effect and the terms of the Massachusetts Employment Agreement at that time became effective. The Massachusetts Employment Agreement provides that Weissbach will be paid an initial annual base salary of Three Hundred Twenty Seven Thousand Dollars ($327,000). In addition, Weissbach will be eligible to receive an annual bonus of up to one hundred percent (100%) of his then in effect annual base salary as determined by our Board based upon the satisfaction of certain objective criteria and certain performance goals to be determined by our Board. Either party may terminate the Massachusetts Employment Agreement at any time with or without Cause (as defined in the Massachusetts Employment Agreement) or with or without Good Reason (as defined in the Massachusetts Employment Agreement); provided, however, that any termination by us without Cause or by Weissbach without Good Reason must be preceded by sixty (60) days advance written notice. If Weissbach is terminated without Cause, is disabled or resigns for Good Reason, then we are obligated to pay Weissbach an amount equal to twelve (12) months of Weissbach's then in effect base salary in accordance with our normal payroll policies and continue Weissbach's benefits for a period of eighteen (18) months. If a change of control transaction occurs and, if following or in connection with, such change of control transaction, Weissbach is terminated (other than for Cause), or resigns for Good Reason, then we are obligated to pay Weissbach an amount equal to the sum of: (i) twelve (12) months of Weissbach's then in effect base salary, plus (ii) Weissbach's target bonus for the year the change of control occurs or for the year immediately prior to the change of control, whichever is higher; and (iii) continue Weissbach's benefits for a period of eighteen (18) months.

        In addition, during his employment under the Massachusetts Employment Agreement and for a one (1) year period following the termination of his employment for any reason, Weissbach will not: (i) directly or indirectly, compete, or undertake any planning to compete, with us, anywhere in the world, whether as an owner, partner, investor, consultant, employee or otherwise; or (ii) (a) solicit or encourage any of our customers to terminate or diminish their relationship with us; or (b) seek to persuade any such customer or prospective customer to conduct with anyone else any business or activity which such customer or prospective customer conducts or could conduct with us; provided that the restrictions for (b) above shall apply (y) only with respect to those persons who are or have been a customer of ours at any time within the immediately preceding two (2) year period or whose business has been solicited on behalf of us or by any of our officers, employees or agents within such two (2) year period, other than by form letter, blanket mailing or published advertisement, and (z) only if Weissbach has performed work for such person during Weissbach's employment with us or been introduced to, or otherwise had contact with, such person as a result of his or other associations with us or has had access to confidential information which would assist in Weissbach's solicitation of such person.

Financing Transaction

        On October 31, 2007 (the "Debt Financing Closing Date"), we also entered into the following agreements pursuant to which we sold Twenty Four Million Dollars ($24,000,000) of senior secured notes (the "Notes") and issued an aggregate of one hundred fifteen million two hundred thousand (115,200,000) shares of our common stock (the "Shares") (the "Debt Financing Transaction") to ComVest Investment Partners II LLC, a Delaware limited liability company ("ComVest"), Cumulus Investors, LLC, a Nevada limited liability company ("Cumulus"), and Dr. Philip T. Lavin ("Lavin" and together with ComVest and Cumulus, each a "Buyer" and collectively, the "Buyers"): (i) a Securities Purchase Agreement between us and the Buyers (the "Debt SPA"); (ii) a Registration Rights Agreement between us and the Buyers (the "Registration Rights Agreement"); (iii) a Pledge Agreement between us and Cumulus, in its capacity as collateral agent for the Buyers (the "Collateral Agent") (the "Pledge Agreement"); (iv) a Security Agreement between us, Averion Inc., a Delaware corporation and our wholly owned subsidiary ("Averion Inc."), and IT&E International, a California corporation and our wholly owned subsidiary ("IT&E"), on the one hand, and the Buyers and Collateral Agent, on the other hand (the "Security Agreement"); and (v) a Guaranty in favor of the Collateral Agent for the benefit of the Buyers which was executed by Averion Inc. and IT&E (the "Guaranty").

        ComVest, which beneficially owned directly or through affiliates approximately 52.98% of our outstanding common stock immediately prior to the Debt Financing Closing Date, purchased a Note in the principal amount of Eleven Million Dollars ($11,000,000) and was issued fifty two million eight hundred thousand (52,800,000) Shares in connection therewith. After the Second Closing (defined below), ComVest, or its affiliates, beneficially own approximately 50.84% of our common stock. Michael Falk, chairman of our board of directors (the "Board") and Cecilio Rodriguez, one of our directors, are affiliates of ComVest. In addition, Lavin, one of our directors, our current Executive Chairman and former Chief Executive Officer, and who beneficially owned directly or through affiliates approximately 21.12% of our outstanding common stock immediately prior to the Debt Financing

Closing Date, purchased a Note in the principal amount of Two Million Dollars ($2,000,000) and was issued nine million six hundred thousand (9,600,000) Shares in connection therewith. After the Second Closing, Lavin, or his affiliates, beneficially own approximately 18.43% of our common stock.

        In connection with the Debt Financing Transaction, our Board determined that it would be in our best interests and the best interests of our stockholders to appoint a special committee of disinterested directors to consider the terms and conditions of the Debt Financing Transaction and approve such terms. To that end, our Board appointed Alastair McEwan, Robert Tucker and James Powers to a special committee of the Board (the "Special Committee") with the sole power to approve the Debt Financing Transaction. In addition, the Special Committee retained independent counsel ("Special Counsel") to assist it in evaluating the Debt Financing Transaction. On October 30, 2007, at a meeting of the Special Committee at which Special Counsel was present, the Special Committee approved the Debt Financing Transaction.

  Debt SPA

        Pursuant to the Debt SPA, we are obligated to sell and the Buyers are obligated to buy Notes in the aggregate principal amount of Twenty Six Million Dollars ($26,000,000) and shares of our common stock in the aggregate amount of one hundred twenty four million eight hundred thousand (124,800,000) Shares as follows: (i) on the Debt Financing Closing Date, we sold and issued to the Buyers and the Buyers purchased from us Notes in the aggregate principal amount of Twenty Four Million Dollars ($24,000,000) and shares of our common stock in the aggregate amount of one hundred fifteen million two hundred thousand (115,200,000) Shares; and (ii) within thirty (30) days after the Debt Financing Closing Date, we are obligated to sell and certain Buyers are obligated to buy from us Notes in the aggregate principal amount of an additional Two Million Dollars ($2,000,000) and shares of our common stock in the aggregate amount of nine million six hundred thousand (9,600,000) Shares (the "Second Closing").

        Pursuant to the Debt SPA, from the Debt Financing Closing Date until the date that no Notes remain outstanding, before we, or any of our affiliates, enter into any debt or equity financing or issue any debt or equity securities, subject to certain standard and customary exceptions (each, a "Future Offering"), we must give the Buyers the right to participate in any such Future Offering as follows: the Buyers will have the option to purchase up to an aggregate of twenty five percent (25%) of the total amount of securities to be issued in such Future Offering on a pro rata basis.

        Pursuant to the Debt SPA, from the Debt Financing Closing Date until the date that no Notes remain outstanding, Cumulus shall have the right to appoint one (1) person to attend and observe our Board meetings in a non-voting capacity. Such observation rights shall not be transferable to any third party or assignee.

        In addition, pursuant to the Debt SPA, in the event that any Buyer's Note is outstanding on the first (1st) anniversary of the Debt Financing Closing Date, we shall pay such Buyer a transaction fee in an amount equal to two percent (2%) of the purchase price of such outstanding Note.

  Notes

        We will pay interest on the Notes quarterly in arrears, beginning with the calendar quarter that commenced on October 1, 2007 as follows: (i) for the period commencing on the Debt Financing Closing Date and ending on the first (1st) anniversary thereafter, three percent (3%) per annum; (ii) for the period commencing on the first (1st) anniversary of the Debt Financing Closing Date and ending on the second (2nd) anniversary of the Debt Financing Closing Date, ten percent (10%) per annum; and (iii) for the period commencing on the second (2nd) anniversary of the Debt Financing Closing Date and ending on the third (3rd) anniversary of the Debt Financing Closing Date, fifteen percent (15%) per annum. The entire unpaid principal balance of the Notes, plus all accrued interest thereon remaining unpaid, shall be due and payable by us to the Buyers on October 31, 2010 (the "Debt Maturity Date"). In addition, we have agreed to certain financial covenants as set forth in the Notes. If we breach any of the financial covenants set forth in the Notes, we will be required to make certain payments to the holders of the Notes.

        The repayment of all outstanding principal and accrued interest under the Notes may be accelerated by the holders thereof upon any of the following events of default: (i) default in payment of any principal amount due under the Notes; (ii) failure by us for ten (10) business days to comply with any other provision of the Notes in all material respects; (iii) initiation of a bankruptcy proceeding or related proceeding; (iv) an involuntary case or other proceeding is commenced directly against us or any of our subsidiaries seeking liquidation, reorganization or other relief; (v) breach of any covenant or other term or condition of any Debt Financing Transaction agreement, except, in the case of a breach of a covenant or other term that is curable, only if such breach continues for a period of at least ten (10) business days after written notice to us thereof; (vi) one or more judgments, non-interlocutory orders or decrees shall be entered by a U.S. state or federal or a foreign court or administrative agency of competent jurisdiction involving, in the aggregate, a liability (to the extent not covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of Two Hundred Fifty Thousand Dollars ($250,000) or more, and the same shall remain unsatisfied, unvacated, unbonded or unstayed pending appeal for a period of forty-five (45) days after the entry thereof; (vii) any lien created by any Debt Financing Transaction agreement shall at any time fail to constitute a valid and perfected first priority lien on all of the collateral purported to be secured thereby and the same is not cured within ten (10) business days of any such failure; (viii) there shall occur a change of control; or (ix) there occurs with respect to any issue or issues of indebtedness having an outstanding amount of Two Hundred Fifty Thousand Dollars ($250,000) or more in the aggregate, whether such indebtedness exists on the issue date or shall thereafter be created, an event of default that permits the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity.

  Pledge Agreement

        Pursuant to the Pledge Agreement, we pledged and granted a first priority security interest in all of the capital stock and other equity interests of Averion Inc. and IT&E to the Collateral Agent, for the benefit of itself and the Buyers, as security for our performance of our obligations under the Notes.

  Security Agreement

        Pursuant to the Security Agreement, we, Averion Inc. and IT&E granted to the Collateral Agent, for the benefit of itself and the Buyers, a security interest in and lien upon all of our, Averion Inc.'s and IT&E's assets as security for our performance of our obligations under the Notes.

  Guaranty

        Pursuant to the Guaranty, Averion Inc. and IT&E (the "Guarantors"), jointly and severally, agreed to guarantee the full and prompt payment and performance to the Buyers and Collateral Agent when due, upon demand, at maturity or by reason of acceleration or otherwise, of any and all of our, or the Guarantors, obligations, under the Debt Financing Transaction agreements.

  Further Assurances

        Pursuant to a side letter entered into between us and the Buyers, we agreed to take, or cause to be taken, all applicable action necessary in connection with the consummation of the transactions contemplated by the Debt Financing Transaction agreements, which includes, without limitation, perfecting the Buyers' security interests in the applicable jurisdictions, entering into deposit account control agreements with our financial institutions and obtaining pledges of capital stock from our European subsidiaries.

Amendment to Debt Financing Transaction Agreements and Financing Transaction Second Closing

        On November 5, 2007, we entered into an amendment to each of the following agreements related to the Debt Financing Transaction: (i) Debt SPA; (ii) Registration Rights Agreement; and (iii) Security Agreement (collectively, the "Amendments"). Pursuant to the Amendments, the parties agreed to amend the Schedule of Buyers to add Gene Resnick, M.D., ("Resnick"), MicroCapital Fund, Ltd., a Cayman-domiciled investment corporation, and MicroCapital Fund LP, a Delaware limited partnership, as additional buyers (the "Additional Buyers") to participate in the Second Closing in place of the Buyer originally designated to participate in the Second Closing and to join the Additional Buyers as parties to the Debt SPA, the Registration Rights Agreement and the Security Agreement. On November 5, 2007, we sold Notes in the aggregate principal amount of Two Million Dollars ($2,000,000) and issued an aggregate of nine million six hundred thousand (9,600,000) Shares to the Additional Buyers. Resnick, our Chief Medical Officer, purchased a Note in the principal amount of One Hundred Twenty Five Thousand Dollars ($125,000) and was issued six hundred thousand (600,000) Shares in connection therewith.

Payments to SCI, Inc.

        In 2007, we paid $69,000 to SCI Inc., an entity controlled by Mr. Sancilio, a member of our Board, for consulting expenses.

Payments to a Director

        In 2007, we paid Mr. McEwan, a member of our Board, $30,000 for consulting services.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Proxy Statement and annual report, please notify your broker, and direct your written request to Averion International Corp., 225 Turnpike Road, Southborough, Massachusetts 01772. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request "householding" of their communications should contact their broker.

PROPOSALS OF STOCKHOLDERS FOR THE 2009 ANNUAL MEETING

        Stockholders may present proposals for inclusion in the proxy materials to be distributed in connection with the 2009 Annual Meeting of Stockholders (the "2009 Annual Meeting"). As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

        In accordance with our bylaws and SEC Rule 14a-8, in order to be properly brought before the 2009 Annual Meeting, a stockholder's notice of the matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to our corporate secretary at our principal executive offices not less than 90 nor more than 120 days before our 2009 Annual Meeting. As a result, any notice given by a stockholder pursuant to these provisions must be received no earlier than May 7, 2009 and no later than June 6, 2009, unless our 2008 Annual Meeting date is more than 30 days before or after September 4, 2009.

        If our 2009 Annual Meeting date is advanced or delayed by more than 30 days from the date in 2009 coinciding with this year's meeting date, then proposals must be received not less than 90 days nor more than 120 days before the 2009 Annual Meeting or the 10th day following the date on which the meeting date is publicly announced.

        To be in proper form, a stockholder's notice must include the specified information concerning the proposal or nominee as described in our bylaws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our bylaws and SEC requirements. We will not consider any proposal or nomination that does not meet the bylaw requirements and the SEC's requirements for submitting a proposal or nomination.

        Notices of intention to present proposals at the 2009 Annual Meeting should be addressed to the Secretary of the Company at Averion International Corp., 225 Turnpike Road, Southborough, Massachusetts 01772. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

 OTHER MATTERS

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other issues are properly brought before the Annual Meeting, we will ask our proxy holders to vote on the matters using their best judgment.

        We filed our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 with the SEC on March 31, 2008. A copy of such Annual Report on Form 10-KSB is being furnished to you with this Proxy Statement. Stockholders may obtain additional copies of the Annual Report on Form 10-KSB and the exhibits thereto, without charge, by writing to Averion International Corp., Secretary, 225 Turnpike Road, Southborough, Massachusetts 01772.

By Order of the Board of Directors,

August 1, 2008	Glenn E. Deegan Vice President, General Counsel and Secretary

 APPENDIX A
CERTIFICATE AMENDMENT

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

        Averion International Corp. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

         FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation, as amended, of the Corporation, declaring said amendment to be advisable and that the directors took action to authorize this amendment pursuant to authority granted by a majority of the stockholders of the Corporation pursuant to the bylaws of the Corporation and Section 228 of the General Corporation Law of the State of Delaware. The resolution setting forth the proposed amendment is as follows:

        RESOLVED, that the Certificate of Incorporation, as amended, of the Corporation be amended by changing Article IV(A) so that, as amended, said Article shall read as follows:

  Classes of Stock.    The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is nine hundred sixty million (960,000,000) shares, each with a par value of $0.001 per share. Nine hundred fifty million (950,000,000) shares shall be Common Stock and ten million (10,000,000) shares shall be Preferred Stock.

SECOND: That thereafter, in accordance with Section 228 of the General Corporation Law of the State of Delaware, a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class, approved the foregoing amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this            day of                        , 2008.

Dr. Markus H. Weissbach, Chief Executive Officer

A-1

 APPENDIX B
CERTIFICATE OF AMENDMENT

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

        Averion International Corp. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

         FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation, as amended, of the Corporation, declaring said amendment to be advisable and that the directors took action to authorize this amendment pursuant to authority granted by a majority of the Stockholders of the Corporation pursuant to the bylaws of the Corporation and Section 228 of the General Corporation Law of the State of Delaware. The resolution setting forth the proposed amendment is as follows:

        RESOLVED, that the Certificate of Incorporation, as amended, of the Corporation be amended by inserting the following paragraph as Article IV(D) immediately following the current text of Article IV (C):

  "(D) Reverse Stock Split Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), each        (        ) shares of the Corporation's common stock, par value $0.001 per share, including (i) all authorized but unissued shares; (ii) all issued and outstanding shares; and (iii) all shares held in treasury, in each case immediately prior to the Effective Time will be and are automatically reclassified as and converted (without any further act) into one (1) fully-paid and nonassessable share of common stock, par value $0.001 per share, of the Corporation; provided, however, that no fractional shares of common stock of the Corporation shall be issued and in lieu of any fractional shares of common stock of the Corporation which any stockholder would otherwise be entitled to receive pursuant hereto, such stockholder shall be entitled to receive from the Corporation one additional share of common stock of the Corporation."

SECOND: That thereafter, in accordance with Section 228 of the General Corporation Law of the State of Delaware, a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class, approved the foregoing amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed this            day of                        , 2008.

Dr. Markus H. Weissbach, Chief Executive Officer

B-1

 APPENDIX C

AVERION INTERNATIONAL CORP.

2005 EQUITY INCENTIVE PLAN, AS AMENDED

        1.    PURPOSES.    The primary purpose of this Averion International Corp. 2005 Equity Incentive Plan (the "Plan") is to provide a means by which the Company can retain and maximize the services of its current Employees, Directors and Consultants, and secure, retain and maximize the services of new Employees, Directors and Consultants, by providing Stock Awards, including Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock Awards and stock bonuses, to such persons on the terms and conditions set forth in the Plan. In addition, the Plan is intended to generate proceeds from the sale of Common Stock pursuant to Stock Awards that shall be used as general funds of the Company

        2.    DEFINED TERMS.    Capitalized terms in this Plan shall have the meanings set forth in Appendix A attached hereto, unless defined elsewhere in this Plan or the context of their use clearly indicates a different meaning.

        3.    ADMINISTRATION.

          3.1    Authority of Board.    Until the Board decides to delegate administration of the Plan to a Committee as set forth in Section 3.2 below, the Board shall have full authority to administer the Plan, subject only to the express provisions and limitations set forth in the Plan and any applicable laws. Without limiting the generality of the foregoing, the Board shall be fully empowered to: (i) determine, from time to time, the recipients of Stock Awards and the terms upon which Stock Awards shall be granted to such recipients; (ii) construe and interpret, and correct any defects, omissions or inconsistencies in, the Plan and any Stock Awards; (iii) terminate, suspend or amend the Plan or any Stock Award as provided in Section 11; and (iv) exercise such powers and perform such acts consistent with the provisions of the Plan as the Board deems necessary or expedient to promote the best interests of the Company and its stockholders. The determinations of the Board with respect to the Plan shall not be subject to review by any Person and shall be final, binding and conclusive on the Company and all other Persons.

          3.2    Delegation to Committee.    In accordance with the Board's authority under the Delaware General Corporation Law and the Company's Bylaws, the Board shall delegate administration of the Plan to a Committee, which Committee shall be comprised of at least two (2) members who qualify as "outside directors" within the meaning of Section 162(m) of the Code, and which Committee shall, upon such delegation, be empowered to exercise the full authority of the Board with respect to the Plan.

        4.    COMMON STOCK SUBJECT TO THE PLAN.

          4.1    Reserve Pool.    Subject to the provisions of Section 10 relating to Capitalization Adjustments, an aggregate of 150,000,000 shares of Common Stock (the "Reserve Pool") may be issued pursuant to Stock Awards. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall automatically revert to the Reserve Pool and again become available for issuance under the Plan. During the term of the Plan, the Company shall keep available in the Reserve Pool at all times a number of shares of Common Stock sufficient to satisfy all outstanding Stock Awards.

          4.2    Limitation on Number of Shares.    To the extent required by CCR Title 10, the total number of shares of Common Stock issuable upon exercise of all outstanding Stock Awards, together with the total number of shares of Common Stock provided for under any stock bonus or similar plan of the Company, shall not exceed the applicable percentage as calculated in accordance with the conditions and exclusions of CCR Title 10, based on the shares of Common Stock of the Company that are outstanding at the time the calculation is made.

          4.3    Stock Award Limitations per Participant.    Subject to adjustment as provided in Section 10 of the Plan, no eligible Employee, Director or Consultant may be granted any Stock Award(s) under the Plan for more than 20,000,000 shares of Common Stock, in the aggregate in any calendar year.

        5.    ELIGIBILITY.

          5.1    Employees.    Employees shall be eligible to receive each of the types of Stock Awards provided for in the Plan.

          5.2    Directors.    Directors shall be eligible to receive each of the types of Stock Awards, except Incentive Stock Options, provided for in the Plan.

          5.3    Consultants.    To the extent permitted by applicable law, consultants shall be eligible to receive each of the types of Stock Awards, except Incentive Stock Options, provided for in the Plan.

          5.4    Ten Percent Stockholders.    In addition to any other applicable restrictions set forth in this Section 5, a Ten Percent Stockholder shall not be granted: (i) an Incentive Stock Option unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and such Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant; (ii) a Nonstatutory Stock Option unless the exercise price of such Nonstatutory Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant; or (iii) a Restricted Stock Award unless the purchase price of the Common Stock issuable upon exercise of such Restricted Stock Award is at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant.

          5.5    Proprietary Information and Inventions Agreement.

            (a)   Prior to being granted any Award under the Plan, each Employee shall have executed and delivered to the Company a copy of the Company's standard proprietary information and inventions agreement or such other agreement containing similar obligations of confidentiality as may be approved by the Board at the time the Award is granted (any such agreement being referred to herein as a "Proprietary Information and Inventions Agreement"). In the event that any Award is inadvertently granted to an Employee who has not, as of the date of such grant, entered into a Proprietary Information and Inventions Agreement with the Company, such Award shall be deemed null and void ab initio.

            (b)   In the event that any Employee breaches any provision of the Proprietary Information and Inventions Agreement between such Employee and the Company, such Employee shall no longer be eligible to receive Awards pursuant to this Plan. Moreover, such Employee shall be deemed, as of the date of such Employee's breach of such Proprietary Information and Inventions Agreement, to have forfeited all outstanding Awards previously granted to and then held by such Employee, regardless of whether such Awards are then vested or exercisable.

        6.    PROVISIONS APPLICABLE TO ALL STOCK AWARDS.

          6.1    No Stockholder Rights.    No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to any Stock Award held by such Participant unless and until such Participant has satisfied all requirements for the exercise of the Stock Award pursuant to its terms.

          6.2    No Employment or Other Service Rights.    Nothing in the Plan or any Stock Award Agreement shall confer upon any Participant any right to continue to serve the Company or an Affiliate in any capacity. Likewise, nothing in the Plan or any Stock Award shall affect the right of the Company or any applicable Affiliate to terminate: (i) the employment of an Employee with or without notice and with or without Cause; (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate; or (iii) the service of a Director pursuant to the bylaws of the Company or any applicable Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

          6.3    Investment Assurances.    At any time that the issuance of the shares of Common Stock issuable upon the exercise of a Stock Award has not been registered under an effective registration statement under the Securities Act, the Company may: (i) require a Participant, as a condition of acquiring Common Stock under such Stock Award, to give written assurances satisfactory to the Company (a) as to the Participant's knowledge and experience in financial and business matters and capability to evaluate the merits and risks of acquiring such Common Stock under such Stock Award and (b) stating that the Participant is acquiring such Common Stock under the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing such Common Stock; and (ii) place legends, including, without limitation, legends restricting the transfer of such Common Stock, on any and all stock certificates representing such Common Stock in order to comply with applicable securities laws.

          6.4    Withholding Obligations.    To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; or (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the acquisition of Common Stock under the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting).

          6.5    Vesting.    The Board or Committee may provide that the total number of shares of Common Stock subject to a Stock Award shall vest in installments over any given period of time. Criteria for determining the vesting of shares of Common Stock subject to a Stock Award may be based solely on the passage of time or on any other criteria, including, without limitation, the performance of the Participant, deemed appropriate by the Board or Committee.

          6.6    Acceleration of Exercisability and Vesting.    The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

          6.7    Terms of Repurchase Options.    The terms of any repurchase option in favor of the Company with respect to shares of Common Stock issuable pursuant to a Stock Award shall be specified in the applicable Stock Award Agreement. The price per share of Common Stock at which such repurchase option may be exercised may be either: (i) the Fair Market Value of the shares of Common Stock on the date of the termination of the applicable Participant's Continuous Service; or (ii) the lower of (a) the Fair Market Value of the shares of Common Stock on the date of repurchase and (b) the original purchase price per share of Common Stock paid by the applicable Participant; provided, however, that terms of any repurchase option shall, if applicable, comply at all times with the provisions of CCR Title 10 relating to "presumptively reasonable" repurchase prices.

          6.8    Information Obligation.    To the extent required by CCR Title 10, the Company shall deliver financial statements to Participants at least annually; provided, however, that the obligation to deliver financial statements shall not apply to Employees whose duties with the Company assure them access to equivalent information.

          6.9    Performance Targets; Section 162(m) Performance Criteria.    To the extent a Committee is delegated authority by the Board to administer the Plan in accordance with Section 162(m) of the Code, and such Committee determines it to be desirable to qualify Stock Awards as "performance-based compensation" under Section 162(m) of the Code, then the Committee shall in setting performance targets for such Stock Awards consider the following performance criteria with respect to the Company: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, gross or net sales, gross or net revenue, net income (either before or after taxes), operating income or earnings, operating margin, cash flow (including, but not limited to, operating cash flow and fee cash flow), return on capital, return on net assets, return on stockholders' equity, return on assets, stockholder returns, gross or net profit margin, productivity, expense, margins, operating efficiency, cost reductions or savings, funds from operations, client satisfaction, working capital, earnings per share, price per share of Common Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease, or as compared to results of a peer group, each as determined in accordance with generally accepted accounting principles or subject to such adjustments as may be specified by the Committee. The Committee shall define in an objective fashion the manner of calculating the performance criteria it selects and may, in its discretion, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of performance targets for a performance period in order to prevent the dilution or enlargement of the rights of participants in the Plan: (a) in the event of, or in an anticipation of, any unusual or extraordinary corporate item, transaction, event or development, or (b) in recognition of, or in anticipation of, any other unusual or non-recurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

        7.    OPTIONS.

          7.1    Stock Award Agreements for Options.    Each Stock Award Agreement for an Option shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate. The terms and conditions of such Stock Award Agreements may change from time to time, and the terms and conditions of Stock Award Agreements for separate Options need not be identical; provided, however, that each Stock Award Agreement for an Option shall include (through incorporation of provisions hereof by reference in the Stock Award Agreement or otherwise) the substance of the provisions set forth in this Section 7.

          7.2    Designation.    All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option.

          7.3    Term.    Subject to the provisions of Section 5.4 above, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

          7.4    Minimum Vesting.    Notwithstanding Section 6.5 above, to the extent required by CCR Title 10: (i) Options granted to an Employee who is not an Officer, Director or Consultant shall provide for vesting of the total number of shares of Common Stock at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option was granted, subject to reasonable conditions such as Continuous Service; and (ii) Options granted to Officers, Directors or Consultants may be made fully exercisable at any time or during any period established by the Board or Committee, subject to reasonable conditions such as Continuous Service.

          7.5    Consideration.

            (a)   The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either: (i) in cash at the time the Option is exercised; or (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt by the Company of cash (or a check) in the amount of, or the receipt by the Company of a copy of irrevocable instructions previously delivered by the purchaser to the purchaser's broker instructing such broker to pay to the Company an amount equal to, the aggregate exercise price for the number of shares of Common Stock being issued to the purchaser in connection with the exercise of the Option from the proceeds of the simultaneous sale of the Common Stock.

            (b)   Notwithstanding Section 7.5(a) above: (i) unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes); and (ii) in the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (a) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (b) the treatment of the Option as a variable award for financial accounting purposes.

          7.6    Early Exercise.    An Option may include a provision whereby the Participant may elect at any time before the Participant's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of such shares of Common Stock. Subject to Section 6.7 above, any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

          7.7    Termination of Continuous Service.

            (a)    Termination Other Than for Cause or As a Result of Death or Disability.    In the event that a Participant's Continuous Service terminates other than for Cause or as a result of the Participant's Disability or death, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination) at any time within the period (the "Post-Termination Exercise Period") ending on the earlier of: (i) the expiration of the term of the Option as set forth in the applicable Stock Award Agreement; or (ii) the date three (3) months following the termination of the Participant's Continuous Service (or such longer or shorter period specified in the applicable Stock Award Agreement, which period shall not be less than thirty (30) days). If, after the termination of such Participant's Continuous Service, such Participant does not exercise his or her Option within such Post-Termination Exercise Period, the Option shall terminate.

            (b)    Termination for Cause.    In the event a Participant's Continuous Service is terminated for Cause, the Option shall terminate upon the termination date of such Participant's Continuous Service, and the Participant shall be prohibited from exercising his or her Option as of the time of such termination.

            (c)    Termination As a Result of Disability.    In the event that a Participant's Continuous Service terminates as a result of the Participant's Disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination), at any time during the Post-Termination Exercise Period ending on the earlier of: (i) the expiration of the term of the Option as set forth in the Stock Award Agreement; or (ii) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Award Agreement, which period shall not be less than six (6) months). If, after termination of Continuous Service, the Participant does not exercise his or her Option within such Post-Termination Exercise Period, the Option shall terminate.

            (d)    Termination As a Result of Death.    In the event that a Participant's Continuous Service terminates as a result of the Participant's death or a Participant dies within any applicable Post-Termination Exercise Period, then such Participant's Option may be exercised (to the extent the Participant was entitled to exercise such Option as of the date of death) by the Participant's estate, by a Person who acquired the right to exercise the Option by bequest or inheritance or by a Person designated to exercise the option upon the Participant's death pursuant to Section 7.8(b) or 7.9(b) below, at any time during the Post-Termination Exercise Period ending on the earlier of: (i) the expiration of the term of the Option as set forth in the Stock Award Agreement; or (ii) the date eighteen (18) months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Award Agreement, which period shall not be less than six (6) months). If, after termination of Continuous Service, the Participant does not exercise his or her Option within such Post-Termination Exercise Period, the Option shall terminate.

          7.8    Special Provisions for Incentive Stock Options.

            (a)    Exercise Price.    Subject to the provisions of Section 5.4 above, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Incentive Stock Option on the date the Incentive Stock Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Incentive Stock Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

            (b)    Transferability.    An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, a Participant may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of such Participant, shall thereafter be entitled to exercise such Participant's Incentive Stock Option.

            (c)    $100,000 Limitation.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Affiliates exceeds $100,000, the Incentive Stock Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Stock Award Agreement(s).

          7.9    Special Provisions for Nonstatutory Stock Options.

            (a)    Exercise Price.    Subject to the provisions of Section 5.4 above, the exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the

    Fair Market Value of the Common Stock subject to the Nonstatutory Stock Option on the date the Nonstatutory Stock Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Nonstatutory Stock Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

            (b)    Transferability.    A Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and, to the extent provided in the Stock Award Agreement and, if applicable, as permitted by CCR Title 10 at the time of the grant of the Nonstatutory Stock Option, and shall be exercisable during the lifetime of the Participant only by the Participant. If a Nonstatutory Stock Option does not provide for transferability, then such Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, a Participant may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of such Participant, shall thereafter be entitled to exercise such Participant's Nonstatutory Stock Option.

        8.    STOCK BONUSES.

          8.1    Stock Award Agreements for Stock Bonuses.    Each Stock Award Agreement for a stock bonus shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate. The terms and conditions of such Stock Award Agreements may change from time to time, and the terms and conditions of Stock Award Agreements for separate stock bonuses need not be identical; provided, however, that each Stock Award Agreement for a stock bonus shall include (through incorporation of provisions hereof by reference in the Stock Award Agreement or otherwise) the substance of the provisions set forth in this Section 8.

          8.2    Consideration.    A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

          8.3    Termination of Participant's Continuous Service.    In the event that a Participant's Continuous Service terminates, the Company may reacquire, for no consideration, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Award Agreement for the stock bonus.

          8.4    Transferability.    Rights to acquire shares of Common Stock under the Stock Award Agreement for a stock bonus shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

        9.    RESTRICTED STOCK AWARDS.

          9.1    Stock Award Agreements for Restricted Stock Awards.    Each Stock Award Agreement for a Restricted Stock Award shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate. The terms and conditions of such Stock Award Agreements may change from time to time, and the terms and conditions of Stock Award Agreements for separate Restricted Stock Awards need not be identical; provided, however, that each Stock Award Agreement for a Restricted Stock Award shall include (through incorporation of provisions hereof by reference in the Stock Award Agreement or otherwise) the substance of the provisions set forth in this Section 9.

          9.2    Purchase Price.    At the time of grant of a Restricted Stock Award, the Board or Committee will determine the price to be paid by the Participant for each share of Common Stock subject to such Restricted Stock Award. Subject to the provisions of Section 5.4 above, the purchase price of Restricted Stock Awards shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date such Restricted Stock Award is made. A Restricted Stock Award may be awarded as a stock bonus (i.e., with no cash purchase price to be paid) to the extent permissible under applicable law.

          9.3    Consideration.    At the time of the grant of a Restricted Stock Award, the Board will determine the consideration permissible for the payment of the purchase price of the Restricted Stock Award. The purchase price of Common Stock acquired pursuant to the Stock Award Agreement for the Restricted Stock Award shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; (iii) by services rendered or to be rendered to the Company; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion.

          9.4    Termination of Participant's Continuous Service.    Subject to Section 6.7, in the event that a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Award Agreement for such Participant's Restricted Stock Award.

          9.5    Transferability.    Rights to acquire shares of Common Stock under the Stock Award Agreement for a Restricted Stock Award shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

        10.    ADJUSTMENTS UPON CHANGES IN STOCK.

          10.1    Capitalization Adjustments.    If any change is made in, or other event occurs with respect to, the Common Stock of the Company without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction (each a "Capitalization Adjustment")), the Plan will be appropriately adjusted in the class and maximum number of securities subject to the Plan pursuant to Section 4.1, and the outstanding Stock Awards will be appropriately adjusted in the class and number of securities and price per share of Common Stock subject to such outstanding Stock Awards; provided, however, that the conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company and shall not give rise to a Capitalization Adjustment pursuant to this Section 10.1. The Board or Committee shall make such adjustments, which shall be final, binding and conclusive.

          10.2    Dissolution or Liquidation.    In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to the completion of such dissolution or liquidation, and shares of Common Stock subject to any repurchase option in favor of the Company may be repurchased by the Company, notwithstanding the fact whether or not the applicable Participant's Continuous Service has terminated.

          10.3    Corporate Transaction.

            (a)   In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may (but need not) assume or continue any or all Stock Awards outstanding under the Plan or may (but need not) substitute similar stock awards for Stock Awards outstanding under the Plan (including an award to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the

    Company or to the acquiring corporation (or such successor's or acquiring corporation's parent company), if any, in connection with such Corporate Transaction. In the event any surviving corporation or acquiring corporation elects to assume or continue any or all Stock Awards outstanding under the Plan, such Stock Awards shall remain in effect in accordance with the terms of this Plan and the applicable Stock Award Agreements, but shall thereafter represent the right to receive (upon exercise thereof in accordance with the terms of such Stock Awards, if applicable) for each share of Common Stock underlying each such Stock Award such cash, securities or other property that would have been received by the applicable Participant had such Participant exercised such Stock Award immediately prior to the effective time of the Corporate Transaction.

            (b)   In the event that, in connection with a Corporate Transaction, any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted, such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of such Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards held by Participants whose Continuous Service has not terminated shall (contingent upon the effectiveness of the Corporate Transaction) lapse.

          10.4    Change in Control.    A Stock Award held by any Participant whose Continuous Service has not terminated prior to the effective time of a Change in Control may be subject to additional acceleration of vesting and exercisability upon or after such Change in Control as may be provided in the Stock Award Agreement for such Stock Award; provided, however, that in the absence of any such provision in the Stock Award Agreement for such Stock Award, no such acceleration shall occur.

        11.    TERMINATION, SUSPENSION AND AMENDMENT.

          11.1    Termination or Suspension of the Plan.    The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

          11.2    Amendment of the Plan and Stock Awards.    Subject to Section 11.3 below, the Board may, from time to time, amend the Plan or any Stock Award in any manner it deems appropriate or necessary. Notwithstanding the foregoing, except as expressly provided elsewhere in the Plan, no amendment to the Plan shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 162(m) of the Code, Section 422 of the Code, or the listing requirements of the exchange or inter-dealer quotation system on which the Company's Common stock is traded.

          11.3    No Impairment.    No termination or suspension of the Plan or amendment of the Plan or any Stock Award shall impair rights of a Participant with respect to any outstanding Stock Award unless the Company receives the written consent of such Participant.

        12.    MISCELLANEOUS.

          12.1    Compliance with Laws.

            (a)   This Plan and the obligations of the Company with respect to any Stock Awards granted hereunder shall be subject to all applicable federal and state securities laws. If, after reasonable efforts, the Company is unable to obtain from any applicable regulatory commission or agency the authority that legal counsel for the Company deems necessary for the lawful issuance and sale of Common Stock pursuant to such Stock Awards, then the Company shall be relieved from any liability for failure to issue and sell Common Stock in connection with such Stock Awards unless and until such authority is obtained.

            (b)   To facilitate the grant of any Stock Award, the Committee may impose special terms for Stock Awards granted to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States as the Board or Committee may consider necessary or appropriate to accommodate differences in local laws, tax policies or customs.

          12.2    Severability.    If one or more provisions of this Plan are held to be unenforceable under applicable law, such provision shall be excluded from this Plan and the balance of the Plan shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          12.3    Governing Law.    The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

 APPENDIX A

DEFINITIONS

        "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        "Board" means the Board of Directors of the Company.

        "Cause" means, with respect to a particular Participant, the occurrence of any of the following: (i) such Participant's conviction of any felony or any crime involving fraud; (ii) such Participant's participation (whether by affirmative act or omission) in a fraud or felonious act against the Company and/or its Affiliates; (iii) such Participant's violation of any statutory or fiduciary duty, or duty of loyalty owed to the Company and/or its Affiliates and which has a material adverse effect on the Company and/or its Affiliates; (iv) such Participant's violation of state or federal law in connection with such Participant's performance of such Participant's job; (v) breach of any material term of any contract between such Participant and the Company and/or its Affiliates; and (vi) such Participant's violation of any material Company policy; provided, however, that the final determination that a termination is for Cause shall be made by the Board or Committee, as applicable, in its sole and exclusive judgment and discretion.

        "CCR Title 10" means Title 10 of the California Code of Regulations, as amended from time to time.

        "Change in Control" means any Corporate Transaction or the occurrence, in any single transaction or in any series of related transactions not approved by the Board, of any Person becoming the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then-outstanding securities; provided, however, that notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means a committee comprised of two (2) or more "outside directors" within the meaning of Section 162(m) of the Code appointed by the Board in accordance with Section 3.2 of the Plan.

        "Common Stock" means the Company's common stock, par value $0.001 per share.

        "Company" means Averion International Corp., a Delaware corporation.

        "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services; provided, however, that the term "Consultant" shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a fee by the Company for services which the Board determines in its sole discretion are services as a Director shall not cause a Director to be considered a "Consultant" for purposes of the Plan.

        "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service with the Company or an Affiliate, shall not terminate a Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate, or to a Director shall not constitute an interruption of Continuous Service. The Board, Committee or any authorized Officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company's leave of absence policy or in the written terms of the Participant's leave of absence.

        "Corporate Transaction" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

          (a)   there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company if, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either: (i) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction; or (ii) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction;

          (b)   the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur; or

          (c)   there is consummated a sale of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity more than fifty percent (50%) of the combined voting power of the voting securities of which Entity is Owned by stockholders of the Company in substantially the same proportion as their Ownership of the Company immediately prior to such sale.

        The term "Corporate Transaction" shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

        "Director" means a member of the Board.

        "Disability" means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the duties of that person's position with the Company or an Affiliate because of the sickness or injury of the person.

        "Employee" means any person employed by the Company or an Affiliate; provided, however, that service as a Director, or payment of a fee by the Company for services which the Board determines in its sole discretion are services as a Director or as a member of the Board of Directors of an Affiliate, shall not be sufficient to constitute "employment" by the Company or such Affiliate.

        "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

        "Fair Market Value" means the closing price of a share of Common Stock of the Company, as quoted on the exchange or inter-dealer quotation system on which the Company's Common Stock is then listed or quoted, as the case may be, on the date a Stock Award is granted.

        "Incentive Stock Option" means an option to purchase shares of Common Stock that is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        "Nonstatutory Stock Option" means an option to purchase shares of Common Stock that is not intended to qualify as an Incentive Stock Option.

        "Officer" means any person designated by the Company as an officer.

        "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

        A Person shall be deemed to "Own", to have "Owned", to be the "Owner" of, or to have acquired "Ownership" of securities if such Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

        "Participant" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

        "Person" means any natural person or Entity.

        "Plan" means this Averion International Corp. 2005 Equity Incentive Plan.

        "Restricted Stock Award" means an award of shares of Common Stock, which is granted pursuant to the terms and conditions of Section 9 of the Plan.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Stock Award" means any right granted under the Plan, including an Option, a Restricted Stock Award or a stock bonus.

        "Stock Award Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Stock Award. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        "Ten Percent Stockholder" means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

 APPENDIX D

CASH INCENTIVE PLAN

AVERION CASH INCENTIVE PLAN

ARTICLE I
GENERAL PROVISIONS

        1.1    Purpose.    The purpose of the Cash Incentive Plan (the "Plan) is to assist Averion International Corp. (the "Company") in promoting and rewarding covered employees for achieving the goals and objectives that promote the interests of the Company and its stockholders.

        1.2    Administration of the Plan.    The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall have the authority to interpret and construe the Plan and to adopt all necessary rules and regulations for administering the Plan. All decisions and determinations of the Committee with respect to the Plan shall be final and binding on all parties. The Committee shall have the authority to delegate to the Executive Management Team the administration of the Plan with respect to those Participants who are not executive officers of the Company.

ARTICLE II
PARTICIPATION

        2.1    Eligibility and Participation.    Employees eligible to participate in the Plan shall include the members of the Company's Executive Management Team ("EMT"), Global Operational Management Team ("GOMT"), Operational Management Team ("OMT") and other key individuals employed with the Company as may be determined by the Committee. The Committee shall have the sole and absolute authority to designate actual participants in the Plan ("Participant") from among those eligible persons set forth in the first sentence of this Section 2.1.

ARTICLE III
PLAN AWARDS

        3.1    Establishment of Performance Goals, Amount of Bonus Pool and Target Bonus.    Following the beginning of each fiscal year of the Company ("Plan Year"), the Committee shall, in its sole and absolute discretion, determine the amount of the annual bonus pool for such Plan Year (the "Bonus Pool") and the individual and corporate performance goals (the "Performance Goals") for each Participant for such Plan Year. The Performance Goals may relate to the Company, to individual Participants or such other criteria as the Committee shall, in its sole and absolute discretion, deem appropriate, including without limitation the criteria attached hereto as Exhibit A. The Performance Goals shall be identified for each Plan Year and shall be attached hereto as Exhibit B. The Committee shall establish the amount of the Bonus Pool to which each Participant may be eligible (the "Target Bonus") by multiplying each Participant's base rate of salary by a percentage value assigned by the Committee to each Participant.

        3.2    Evaluation of Performance Goals for Prior Plan Year.    Within ninety (90) days following the end of each Plan Year, and provided that the Company's audited financial statements have been issued, the Committee shall, in its sole and absolute discretion, determine the extent to which the Performance Goals for the previous Plan Year have been attained. If the Committee determines that some or all of the individual Performance Goals for the previous Plan Year have been attained by a Participant, the Committee shall assign a percentage of the Target Bonus payable to such Participant by determining the value of each individual Performance Goal to the Company and the extent to which the individual Performance Goals have been attained by such Participant ("Allocation"). The Committee, in its sole and absolute discretion, may determine that a Participant's Allocation for the Plan Year shall be less than or more than the amount earned by such Participant under the Plan. Only Participants who are performing services for the Company as of the last day of any Plan Year shall be eligible to receive an Allocation for such Plan Year. Whether an individual is performing services for the Company shall be determined by the Committee. Payments under the Plan to Participants living or working outside of the United States shall not qualify for pension contributions.

        3.3    Payment of Benefits.    The Company shall pay the Allocation due to a Participant in cash compensation, less applicable payroll and other withholdings, within thirty (30) days following the Committee's determination as set forth in Section 3.2. All payments made by check under the Plan shall be delivered in person or mailed to the last address of a Participant or deposited to the Participant's direct deposit account on file with the payroll department of the Company. Each Participant shall be responsible for furnishing the Company with the Participant's correct current address.

ARTICLE IV
MISCELLANEOUS MATTERS

        4.1    No Enlargement of Employee Rights.    Nothing in the Plan shall be construed to create or imply any contract of employment between any Participant and the Company, to confer upon any Participant any right to continue in the employ of the Company or to confer upon the Company any right to require any Participant's continued employment.

        4.2    Rights Not Alienable.    Any rights provided to a Participant under the Plan may not be assigned, transferred or alienated, except by will or pursuant to the laws of descent and distribution, and shall be earned only by the Participant.

        4.3    Other Compensation Plans.    The adoption of the Plan shall not affect any other compensation plans in effect for the Company, nor shall the Plan preclude the Company from establishing any other forms of compensation for employees, officers or directors of the Company.

        4.4    Amendment and Termination of Plan.    The Company may amend, modify or terminate the Plan at any time, but any such amendment, modification or termination shall not adversely affect any rights of the Participants with respect to the Plan, which had been awarded prior to such amendment, modification or termination.

        4.5    Governing Law.    To the extent not preempted by federal law, the Plan shall be determined in accordance with the laws of the Commonwealth of Massachusetts.

Exhibit A

General Performance Goals

        Performance Goals may include financial and other criteria including, but not limited to, the following: Company revenue, profitability, EBITDA, net loss or profit, backlog, market share, therapeutic area performance, debt and equity financings, strategic alliances, customer satisfaction, and employee satisfaction.

Exhibit B

Cash Incentive Plan Performance Goals

[To be completed on an annual basis]

AVERION INTERNATIONAL CORP. 225 TURNPIKE ROAD SOUTHBOROUGH, MA 01772	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Averion International Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e- mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Averion International Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	AVIC01	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AVERION INTERNATIONAL CORP.

Vote On Directors

1.	Elect six (6) directors to serve on our Board of Directors (the "Board") until our 2009 Annual Meeting of Stockholders or until their successors have been duly elected and qualified.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
	01) Dr. Philip T. Lavin 02) Michael Falk 03) Cecilio M. Rodriguez	04) Robert D. Tucker 05) Alastair McEwan 06) James Powers	o	o	o

Vote On Proposals		For	Against	Abstain
2.
	Approve an amendment to our certificate of incorporation (the "Certificate"), to increase the number of shares of common stock available for issuance under our Certificate from 750,000,000 shares to 950,000,000 shares;	o	o	o
3.
	Approve an amendment to our Certificate to effect a reverse stock split of all outstanding and authorized shares of our common stock to be declared by our Board at any time prior to September 4, 2009 in a ratio not to exceed seventy five (75) shares to one (1) share, the precise timing and ratio of such reverse stock split to be determined by our Board in its sole discretion;	o	o	o
4.	Approve an amendment to our 2005 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the Plan from 100,000,000 to 150,000,000	o	o	o
5.	Approve the Company's Cash Incentive Plan;	o	o	o
6.	Ratify our Audit Committee's selection of Schneider Downs & Co., Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and
7.	Transact any other business that may be properly presented at the Annual Meeting.

The foregoing items of business are more fully described in the enclosed Proxy Statement.

All holders of outstanding shares of our stock, as of the close of business on July 22, 2008, are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

 IMPORTANT

        Whether or not you expect to attend our 2008 Annual Meeting of Stockholders in person, please complete, date, sign, and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. Your proxy will be revocable any time prior to its exercise either in writing or by voting your shares personally at our 2008 Annual Meeting of Stockholders.

 AVERION INTERNATIONAL CORP.
225 Turnpike Road
Southborough, MA 07772

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON September 4, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The stockholder(s) hereby appoint(s) Dr. Markus H. Weissbach and Lawrence R. Hoffman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Averion International Corp. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M. (Eastern Time) on Thursday, September 4, 200, at 225 Turnpike Road, Southborough, MA 07772, and any adjournment or postponement thereof.

        All holders of shares of our common stock, as of the close of business on July 22, 2008, are entitled to receive notice of, and to vote at the Annual Meeting or any adjournment or postponement thereof.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

QuickLinks

PROXY STATEMENT INFORMATION ABOUT THE 2008 ANNUAL MEETING AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
MANAGEMENT
PROPOSAL 2 APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE
PROPOSAL 3 APPROVAL OF THE REVERSE STOCK SPLIT
PROPOSAL 4 APPROVAL OF AMENDMENT TO THE 2005 EQUITY INCENTIVE PLAN
PROPOSAL 5 APPROVAL OF CASH INCENTIVE PLAN
PROPOSAL 6 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT(1)
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
DIRECTOR COMPENSATION
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
HOUSEHOLDING OF PROXY MATERIALS
PROPOSALS OF STOCKHOLDERS FOR THE 2009 ANNUAL MEETING
OTHER MATTERS
APPENDIX A CERTIFICATE AMENDMENT
APPENDIX B CERTIFICATE OF AMENDMENT
APPENDIX C AVERION INTERNATIONAL CORP. 2005 EQUITY INCENTIVE PLAN, AS AMENDED
APPENDIX A DEFINITIONS
APPENDIX D CASH INCENTIVE PLAN
IMPORTANT
AVERION INTERNATIONAL CORP. 225 Turnpike Road Southborough, MA 07772